                                                                     EXHIBIT 4.1

                           REVOLVING CREDIT AGREEMENT

                               dated July 10, 1998

                                      among

                     KTI, Inc. and the Subsidiary Borrowers,
                      Jointly and Severally as the Borrower

                          KEYBANK NATIONAL ASSOCIATION,
                      and the other financial institutions
                            party hereto, as Lenders

                                       and

                     KEYBANK NATIONAL ASSOCIATION, as Agent
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1. DEFINITIONS........................................................1
      Section 1.1   Defined Terms.............................................1
      Section 1.2   Other Definitional Provisions............................19

ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS...................................20
      Section 2.1   Revolving Credit Commitments.............................20
      Section 2.2   Revolving Credit Notes...................................20
      Section 2.3   Procedure for Revolving Credit Borrowings................21
      Section 2.4   Commitment Fees/Letter of Credit Fees....................22
      Section 2.5   Termination or Reduction of Commitments..................23
      Section 2.6   Prepayments..............................................23
      Section 2.7   Conversion and Continuation Options......................24
      Section 2.8   Minimum Amounts of Tranches..............................25
      Section 2.9   Interest Rates and Payment Dates.........................25
      Section 2.10  Inability to Determine Interest Rate.....................26
      Section 2.11  Payments/Funding.........................................27
      Section 2.12  Change in Legality.......................................28
      Section 2.13  Increased Costs..........................................29
      Section 2.14  Indemnity................................................32
      Section 2.15  Letters of Credit........................................33
      Section 2.16  Purpose of Loans.........................................37

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.....................................37
      Section 3.1   Financial Condition......................................37
      Section 3.2   No Material Adverse Change...............................38
      Section 3.3   Corporate Existence; Compliance with Law.................38
      Section 3.4   Corporate Power; Authorization; Enforceable Obligations..39
      Section 3.5   No Legal Bar.............................................40
      Section 3.6   No Material Litigation...................................40
      Section 3.7   No Default...............................................40
      Section 3.8   Ownership of Property; Liens.............................41
      Section 3.9   Intellectual Property....................................41
      Section 3.10  No Burdensome Restrictions...............................41
      Section 3.11  Taxes....................................................41
      Section 3.12  Federal Regulations......................................42
      Section 3.13  Investment Company Act; Public Utility Holding Company
                    Act; Other Regulations...................................42
      Section 3.14  Subsidiaries.............................................42
      Section 3.15  Employee Grievances......................................42
      Section 3.16  ERISA....................................................42
      Section 3.17  Solvency.................................................44
      Section 3.18  Year 2000 Compliance.....................................44
      Section 3.19  Disclosure...............................................44

ARTICLE 4 CONDITIONS PRECEDENT...............................................44


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      Section 4.1   Conditions to Effective Date.............................44
      Section 4.2   Conditions to Each Loan..................................46

ARTICLE 5 AFFIRMATIVE COVENANTS..............................................46
      Section 5.1   Financial Statements.....................................47
      Section 5.2   Certificates; Other Information..........................47
      Section 5.3   Payment of Obligations...................................48
      Section 5.4   Conduct of Business and Maintenance of Existence.........48
      Section 5.5   Maintenance of Property; Insurance.......................49
      Section 5.6   Inspection of Property; Books and Records; Discussions...49
      Section 5.7   Notices..................................................50
      Section 5.8   ERISA Compliance.........................................50
      Section 5.9   MERC.....................................................51

ARTICLE 6 NEGATIVE COVENANTS.................................................52
      Section 6.1   Limitation on Indebtedness...............................52
      Section 6.2   Limitation on Liens......................................53
      Section 6.3   Limitation on Contingent Obligations.....................54
      Section 6.4   Limitations on Fundamental Changes.......................54
      Section 6.5   Limitation on Sale of Assets.............................55
      Section 6.6   Limitation on Investments, Loans and Advances............55
      Section 6.7   Limitation on Optional Payments and Modifications of
                    Debt Instruments.........................................58
      Section 6.8   Transactions with Affiliates.............................58
      Section 6.9   Fiscal Year..............................................58
      Section 6.10  Limitation on Conduct of Business........................59
      Section 6.11  Interest Coverage Ratio..................................59
      Section 6.12  Fixed Charge Coverage Ratio..............................59
      Section 6.13  Total Senior Funded Debt to Consolidated Adjusted
                    EBITDA ..................................................59
      Section 6.14  Debt to Capitalization Ratio.............................59
      Section 6.15  Limitation on Dividends..................................59
      Section 6.16  ERISA Obligations........................................60
      Section 6.17  Negative Pledges.........................................60

ARTICLE 7 EVENTS OF DEFAULT..................................................60
      Section 7.1   Events of Default........................................60

ARTICLE 8 THE AGENT..........................................................64
      Section 8.1   Actions..................................................64
      Section 8.2   Exculpation..............................................65
      Section 8.3   Successor................................................66
      Section 8.4   Credit Decisions.........................................66
      Section 8.5   Notices, etc. from Agent.................................66
      Section 8.6   Security Documents.......................................67

ARTICLE 9 ASSIGNMENTS/PARTICIPATIONS.........................................67
      Section 9.1   Purchasing Lender........................................67
      Section 9.2   Participations...........................................69
      Section 9.3   Disclosure of Information................................69


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      Section 9.4   Pledges to Federal Reserve Bank..........................69

ARTICLE 10 MISCELLANEOUS.....................................................69
      Section 10.1  Amendments and Waivers...................................69
      Section 10.2  Notices..................................................72
      Section 10.3  No Waiver; Cumulative Remedies...........................73
      Section 10.4  Survival of Representations and Warranties...............73
      Section 10.5  Payment of Expenses and Taxes............................73
      Section 10.6  Successors and Assigns...................................75
      Section 10.7  Set-off/Sharing..........................................75
      Section 10.8  Usury Laws...............................................76
      Section 10.9  Counterparts.............................................77
      Section 10.10 Severability.............................................77
      Section 10.11 Integration..............................................77
      Section 10.12 Governing Law............................................77
      Section 10.13 Submission To Jurisdiction; Waivers......................77
      Section 10.14 Headings; Table of Contents..............................78
      Section 10.15 Acknowledgments..........................................78
      Section 10.16 Judgement Currency/Withholding Tax.......................78
      Section 10.17 Waivers of Jury Trial....................................79


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                                                                           Page
                                                                           ----

Exhibits

Exhibit A         Revolving Credit Note
Exhibit B         Assumption Agreement
Exhibit C         Issuance Request
Exhibit D         Collateral Assignment
Exhibit E         Security Agreement
Exhibit F         Stock Pledge Agreement
Exhibit G         Form of Standby Letter of Credit
Exhibit H         Compliance Certificate
Exhibit I         Partnership Pledge

Schedules

Schedule I        Commitments
Schedule II       Property
Schedule III      Consents (Section 3.4)
Schedule IV       Litigation (Section 3.6)
Schedule V        Intellectual Property (Section 3.9)
Schedule VI       Subsidiaries (Section 3.14)
Schedule VII      Collective Bargaining Agreements (Section 3.15)
Schedule VIII     ERISA (Section 3.16)
Schedule IX       Permitted Debt (Section 6.1)
Schedule X        Permitted Liens (Section 6.2)


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                                                                   WMDI01627.002

                           REVOLVING CREDIT AGREEMENT

            REVOLVING CREDIT AGREEMENT, dated July 10, 1998 among KTI, INC. ("KTI"), a New Jersey corporation, and the Subsidiary Borrowers, jointly and severally as co-obligors (collectively, the "Borrower"), KEYBANK NATIONAL ASSOCIATION and the other financial institutions now or hereafter a party hereto (each a "Lender" and, collectively, the "Lenders") and KEYBANK NATIONAL ASSOCIATION as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested the Lenders to make revolving loans in an aggregate principal amount not exceeding One Hundred Fifty Million U.S. Dollars (U.S. $150,000,000); and

            WHEREAS, the Borrower has requested that the Issuer (as hereinafter defined) issue standby letters of credit for the account of the Borrower from time to time prior to the Maturity Date as part of the aggregate principal amount of the commitment of the Lenders hereunder, but such letters of credit shall not in any event exceed in the aggregate an available amount of Fifteen Million U.S. Dollars (U.S. $15,000,000) at any one time outstanding; and

            WHEREAS, the Lenders severally agree, upon the terms and conditions set forth herein, to lend such amounts to, and take participations in such letters of credit for the account of, the Borrower.

            NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lenders, the Agent and the Borrower hereby agree as follows:

            ARTICLE 1. DEFINITIONS

            Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Acquisition" shall mean any transaction or series of transactions by which KTI acquires, either directly or through an Affiliate or Subsidiary or otherwise, (x) any or all of the stock or other securities of any class of any Person or (y) a substantial portion of the assets, or a division or line of business of any Person.

            "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agent" shall mean (a) KeyBank National Association; or (b) such other bank or financial institution as shall have been subsequently appointed as successor Agent pursuant to Section 8.3 of this Agreement.

            "Agreement" shall mean this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Applicable Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

            "Assignment and Acceptance" shall have the meaning ascribed thereto in Section 9.1.

            "Assumption Agreement" shall mean an agreement substantially in the form of Exhibit B hereto (with such modifications and qualifications as are reasonably acceptable to Agent under the circumstances) to be delivered to Agent pursuant to Section 6.6(d)(9)

            "Available Commitment" shall mean at any time with respect to Revolving Credit Loans for each Lender, an amount equal to (i) the amount of such Lender's Commitment at such time to make Revolving Credit Loans minus (ii) the sum of (a) the aggregate principal amount of all then outstanding Revolving Credit Loans made by such Lender and (b) the amount of such Lender's Percentage of the Letter of Credit Outstandings at such time.

            "Base Rate" shall mean the rate of interest per annum publicly announced from time to time by KeyBank as its Prime or Base Rate in effect at its principal office in Cleveland, Ohio. The Base Rate functions as a reference rate index and is not intended to be the lowest rate of interest charged by KeyBank in connection with extensions of credit to debtors. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans and on Reimbursement Obligations shall become effective as of the opening of business on the day on which each such change in the Base Rate is established. The Agent shall


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

give notice promptly to the Borrower and the Lenders of changes in the Base
Rate.

            "Base Rate Loans" shall mean Loans whose interest rate is based on the Base Rate.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.3 as a date on which a Borrower requests the Lenders to make Loans.

            "Business Day" shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to be closed and, in the case of Eurodollar Loans, a day which is also a Working Day.

            "CAPEX" shall mean for any period, the cost attributed in accordance with GAAP consistent with those applied in preparation of the financial statements referred to in Section 5.1 hereof to acquisitions during such period by KTI and/or its consolidated Subsidiaries of any tangible asset, or replacements or substitutes therefor or additions thereto which are treated as a non current asset on such financial statements, including, without limitation, the acquisition or construction of assets having a useful life of more than one year, but excluding costs attributed to any Acquisition.

            "Capital Lease Obligations" shall mean for any Person for any period, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, for such period, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

            "Capital Stock" shall mean any and all shares, equity interests, participations or other equivalents (however designated) of capital stock of any class of a corporation, any membership, partnership or other equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Taxes" shall mean, for any period, actual cash expenditures for payment of taxes by KTI and its consolidated Subsidiaries.

            "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and


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Exchange Commission under the Securities Exchange Act of 1934) of greater than
30% of the outstanding shares of voting stock of KTI, provided that KTI's issuance of stock in connection with the Acquisition of FCR, Inc. shall not be considered a Change in Control.

            "Closing Date" shall mean the date on which the Lenders make the initial Loan.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Assignment" shall mean each collateral assignment in the form of Exhibit D hereto delivered to Agent.

            "Commitment" shall mean for each Lender at any time from and including the Effective Date to but excluding the Maturity Date the amount set forth opposite such Lender's name in Schedule I under the heading "Commitment" as such amount may be adjusted pursuant to Sections 2.5 or 9.1 (subject to an aggregate sublimit for all Lenders of $15,000,000 for Letters of Credit).

            "Commonly Controlled Entity" shall mean any entity which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) or which is under common control with the Borrower (within the meaning of Section 414(c) of the Code).

            "Consolidated Adjusted EBIT" shall mean for any fiscal period the sum of (i) Consolidated Net Income (Loss) for such period plus, (ii) Consolidated Interest Expense, plus (iii) federal, state and local income tax expense, plus (iv) operating lease expense plus (v) minority interest expense and plus (vi) noncash extraordinary losses and (without duplication) noncash losses from discontinued operations less (i) the recognized portion of deferred revenue less (ii)one time sales of power generation capacity pursuant to contract restructurings with existing customers, less (iii) extraordinary gains; less (iv) income from discontinued operations and less (v) cash dividends on Capital Stock; all computed and calculated for KTI and its Consolidated Subsidiaries in accordance with GAAP.

            "Consolidated Adjusted EBITDA" shall mean, for any fiscal period, Consolidated Adjusted EBIT for such period plus depreciation and amortization of intangible assets for KTI and its Consolidated Subsidiaries .

            "Consolidated Equity" shall mean at a particular date all amounts which would be included under shareholders' equity on a consolidated balance sheet of KTI and its consolidated Subsidiaries determined in accordance with GAAP at such date.


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

            "Consolidated Fixed Charges" shall mean, as of the end of any period, scheduled payments of Indebtedness, (including, without limitation, payments on Capital Lease Obligations and required sinking fund payments) plus Consolidated Interest Expense, plus Cash Taxes paid, plus operating lease expense, plus CAPEX and preferred stock dividends of KTI and its consolidated Subsidiaries.

            "Consolidated Intangibles" shall mean at a particular date, all assets of KTI, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names and goodwill.

            "Consolidated Interest Expense" shall mean, for any period the gross interest expense paid or required to be paid by KTI and its Subsidiaries in respect of Indebtedness for such period, determined on a consolidated basis, all fees payable under credit agreements and any other fees, charges, commissions and discounts in respect of Indebtedness, other than capitalized, accreted or pay-in-kind interest expense. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by KTI and its Subsidiaries with respect to rate hedging obligations.

            "Consolidated Net Income" shall mean for any period, the consolidated net income (or net loss) of KTI and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

            "Consolidated Tangible Assets" shall mean, at any time, (a) the total assets of KTI and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of KTI and its Consolidated Subsidiaries as of such time prepared in accordance with GAAP, minus (b) to the extent included in clause (a), the net book value of all Consolidated Intangibles.

            "Consolidated Tangible Net Worth" shall mean at a particular date, Consolidated Equity minus Consolidated Intangibles as at such date.

            "Contingent Obligation" shall mean as to any Person any guarantee of payment, collection or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to


                                       5
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letters of credit or acceptances, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnities entered into in the ordinary course of business in connection with the sale of inventory or licensing of intellectual property or other proprietary information. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the contingently liable Person in good faith.

            "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Controlled Group" shall have the meaning set forth in Section 1563(a) of the Code.

            "CPLTD" shall mean for any period, the sum of (i) the current portion of Capital Lease Obligations of KTI and its consolidated Subsidiaries and (ii) all other amounts which were, or would be, in conformity with GAAP included under current portion of long term debt on the consolidated balance sheet of KTI for the relevant period then ended.

            "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Dollar" and "$" shall mean lawful currency of the United States of America.

            "Effective Date" shall have the meaning ascribed thereto in Section 4.1.


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

            "Environmental Liabilities" shall mean any and all claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' and reasonable consultants' fees and disbursements, remedial investigation and feasibility study costs, clean-up costs and other response costs under the Environmental and Safety Laws, currently in existence or which may be enacted in the future, laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal or release of any Hazardous Materials which are on, from or which affect the Property or any part thereof, including, without limitation, soil, water, vegetation, buildings, equipment, personal property, or which affect Persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or damage to wetlands whether or not relating to Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order or directive relating to such Hazardous Materials; and/or (iv) any violation of any Requirement of Law or requirements or demands of any Governmental Authority, which are based upon or in any way related to such Hazardous Materials and which are paid or incurred by any Lender or any other Indemnified Party.

            "Environmental and Safety Laws" shall mean all Requirements of Law relating to the environment and/or workplace safety including, without limitation, the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), the Toxic Substances Control Act ("TSCA"), the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as modified by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), the Noise Control Act ("NCA"), the Occupational Health and Safety Act ("OSHA"), the Safe Drinking Water Act and the Federal Insecticide, Fungicide and Rodenticide Act, as any such Requirements of Law may be amended, supplemented or otherwise modified from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it), as the same from time to time may be amended, supplemented or modified, and all regulations promulgated thereunder.

            "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with any Person constituting the Borrower would be deemed to be a single employer under Section 414 of the Code.

            "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to Lender under Regulation D.

            "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate, determined by the Agent, at which prime banks are offering Dollar deposits at or about 10:00 a.m., New York time, two Business Days prior to the beginning of such Interest Period,

                  (a) in the London interbank eurodollar market

                  (b) for delivery on the first day of such Interest Period,

                  (c) for the number of days contained therein and

                  (d) in an amount comparable to KeyBank's Percentage of the
            Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Loans" shall mean Loans whose rate of interest is based upon the Eurodollar Rate.

            "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum for such day (rounded upward to the nearest 1/100 of 1%) obtained by dividing (x) the Eurodollar Base Rate by (y) 1.00 minus the then current Eurocurrency Reserve Requirement.

            "Event of Default" shall have the meaning ascribed thereto in
Section 7.1.

            "Existing Loan Agreement" shall mean the Amended and Restated Revolving and Term Loan and Security Agreement made as of November 14, 1997 as amended by and between KTI and the Subsidiary Borrowers, as Borrower, and KeyBank, as Lender.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the average of the rates of interest charged on overnight federal funds transactions, with member banks of the Federal Reserve System only, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

            "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio for such period of Consolidated Adjusted EBITDA to Consolidated Fixed Charges.

            "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 5.1(a).

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" shall mean the Guarantee to be delivered by Timber Energy Resources, Inc. to Agent.

            "Hazardous Materials" shall mean, without limitation, any flammable material, explosives, radioactive materials, gasoline, petroleum products, asbestos, urea formaldehyde, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined in the Environmental and Safety Laws.

            "Inactive Subsidiary" shall mean a Subsidiary of KTI or a Subsidiary Borrower which: (i) conducts no business, (ii) owns no Property or other assets,
(iii) holds no permit or license material to the operation of any Person constituting the Borrower, (iv) has no Indebtedness or Contingent Obligations and (v) has no liabilities which constitute Contingent Obligations of KTI or any Subsidiary Borrower

            "Indebtedness" shall mean for any Person at any date (without duplication):

                  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),


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

                  (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

                  (c) all Capital Lease Obligations of such Person,

                  (d) all reimbursement and other obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person,

                  (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

                  (f) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements,

                  (g) all Contingent Obligations of such Person,

                  (h) withdrawal liabilities of such Person or any Commonly
            Controlled Entity under a Plan, and

                  (i) all indebtedness of any other Person in which it holds an equity interest, and, in such capacity, is liable for the indebtedness of the latter Person, as a partner, member, or otherwise.

            "Indemnified Liabilities" shall have the meaning ascribed thereto in
Section 10.5.

            "Indemnified Party" shall have the meaning ascribed thereto in
Section 10.5.

            "ING Facility" shall mean the Credit Agreement dated April 30, 1996 among MERC and ING (U.S.) Capital Corporation, Landesbank Hessen-Thuringen Girozentrale and Meespierson N.V., New York Agency, as amended.

            "Intellectual Property" shall have the meaning ascribed thereto in
Section 3.9.

            "Interest Coverage Ratio" shall mean, for any fiscal period, the ratio for such period of Consolidated Adjusted EBIT to Consolidated Interest Expense.

            "Interest Payment Date" shall mean (a) as to any Loan, the first day of each calendar quarter to occur while such Loan is outstanding, beginning on the first day of the first full calendar quarter occurring after the date of such Loan, and (b) in addition, as to any Eurodollar Loan the last day of each Interest Period with respect thereto. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Interest Period" shall mean with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto, subject to availability; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent given not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, subject to availability;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would end on a day other than a
            Business Day such Interest Period shall be extended to the next Business Day unless, in the case of a Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (2) in the case of a Eurodollar Loan, if an Interest Period commences on the last day in a calendar month that is a Business Day, such Interest Period shall end on the last day that is a Business Day in the month that is the specified number of months after the month in which such Interest Period commenced; and

                  (3) an Interest Period that otherwise would extend beyond the
            Maturity Date shall end on the Maturity Date.

            "Issuance Request" shall mean a certificate duly executed by a Responsible Officer of any Person constituting the

Borrower in substantially the form of Exhibit C hereto, and delivered to the Issuer (with a copy to the Agent) requesting the issuance of a Letter of Credit described therein.

            "Issuer" shall mean KeyBank and any other Lender which becomes an Issuer pursuant to Section 2.15.

            "KeyBank" shall mean KeyBank National Association.

            "Letter of Credit" shall have the meaning ascribed thereto in
Section 2.15(a) hereof.

            "Letter of Credit Availability" shall mean at any time, the lesser of (a) $15,000,000 and (b) the then Available Commitment.

            "Letter of Credit Outstandings" shall mean at any time, an amount equal to the sum of (a) the aggregate undrawn, available amount at such time of all Letters of Credit then outstanding plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease Obligations having substantially the same economic effect as any of the foregoing). A precautionary filing of a financing statement by a lessor of property (other than with respect to a Capital Lease Obligation) covering only such property shall not constitute a Lien.

            "Loan" shall mean any loan made by the Lenders pursuant to this Agreement (whether denominated as a Base Rate Loan, Eurodollar Loan or otherwise).

            "Loan Documents" shall mean, collectively, this Agreement, the Notes and the Security Documents.

            "Major Acquisition" shall mean any Acquisition to be consummated at a cost in excess of $5,000,000 (or its equivalent in other currencies, as reasonably determined by the Agent). As used in this definition, the phrase "at a cost" shall mean the sum of (without duplication) (x) all Indebtedness incurred, (y) all obligations assumed or incurred (including, without limitation, obligations under non-competition agreements, obligations assumed by operation of law pursuant to a merger or business combination but excluding obligations with respect to earn-out payments which are contingent in nature) and (z) all amounts paid and the fair market value of any securities or other property transferred or to be transferred or services rendered or to be rendered in payment of the purchase price to be paid in connection with the acquisition in question; and in the case of clause (x) the proceeds of such Indebtedness (whether incurred as debt or a Contingent Obligation) are used directly in connection with the acquisition in question or indirectly (by way of loans or advances to a Subsidiary or Affiliate, or capital contribution to a Subsidiary or Affiliate, or otherwise) to fund any costs, (including, without limitation, the payment of purchase price) incurred in connection therewith; and in the case of clause (y) such obligations are assumed or incurred directly or indirectly with respect to the acquisition in question.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, property or condition (financial or otherwise) of KTI and the Subsidiary Borrowers, taken as a whole, (b) the ability of KTI and the Subsidiary Borrowers to perform the Obligations or (c) the validity or enforceability of (i) this Agreement, any of the Notes or the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

            "Maturity Date" shall mean April 30, 2001.

            "MERC" shall mean Maine Energy Recovery Company Limited Partnership, a Maine limited partnership.

            "MERC Lenders" shall mean, collectively, the financial institutions party to the ING Facility and/or holding any Indebtedness outstanding thereunder.

            "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Notes" shall mean, collectively the Revolving Credit Notes.

            "Obligations" shall mean, collectively, all obligations (monetary or otherwise) of the Borrower to the Lenders and/or the Agent arising under or in connection with this Agreement (including, without limitation, the Reimbursement Obligations and the Letters of Credit), the Notes and the other Loan Documents.

            "Partnership Pledge" shall mean the Partnership Pledge Agreement in the form of Exhibit I hereto to be delivered to the Agent by KTI Ash Recycling, Inc., KTI Specialty Waste Services, Inc., KTI Environmental Group, Inc., PERC, Inc. and PERC Management Company Limited Partnership.

            "Payment Office" shall have the meaning ascribed thereto in Section 2.11.

            "PBGC" shall mean, the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any entity succeeding to any or all of its functions under ERISA.

            "PERC" means Penobscot Energy Recovery Company, Limited Partnership, a Maine limited partnership.

            "Percentage" of any Lender shall mean, at any time, with respect to Revolving Credit Loans, the percentage set forth opposite such Lender's name on
Schedule I hereto under the heading "Revolving Credit Loans."

            "Permitted Encumbrances" shall mean the Liens permitted by Section
6.2 and set forth on Schedule XI.

            "Permitted Investments" shall mean:

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within six months from the date of acquisition thereof;

                  (b) marketable general obligations issued by any state of the
            United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (c) commercial paper maturing no more than six months from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 (or the equivalent) or higher from Standard & Poor's Corporation and P-1 (or the equivalent) or higher from Moody's Investors Service, Inc.;

                  (d) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances maturing within six months from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by:

                  (i) any Lender,

                        (ii) any other Commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million,

                        (iii) any branch located in the United States of America of a Commercial bank organized under the laws of the United Kingdom or Canada having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million or

                        (iv) any domestic Commercial bank the deposits of which are guaranteed by the Federal Deposit Insurance Corporation, provided that (A) the full amount of the deposits of the Person making such Permitted Investment are so guaranteed and (B) the aggregate amount of all Permitted Investments under this clause (iv) does not exceed $500,000; and

                  (f) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in subsections (a) and (b) of this definition, entered into with any institution meeting the qualifications specified in clause (c) or subclauses (i) through (iii) of clause (d) of this definition; provided, in each case, that such obligations are payable in Dollars.

            "Permitted Preferred Stock" shall mean preferred stock of any class issued by KTI (x) the terms of which shall (i) not contain conversion rights into any class of Capital Stock of KTI which if exercised in full would result in a Change in Control, (ii) prohibit the payment of dividends (whether in cash, Capital Stock or Subordinated Debt) after the occurrence and during the continuance of an Event of Default or if such payment would cause an Event of Default to occur, (iii) shall not permit optional or mandatory redemptions or other distributions in respect thereof (other than permitted dividends pursuant to Section 6.15 and Clause (ii) above) prior to the date the Obligations are paid in full and the Commitments of the Lenders are irrevocably terminated except for redemptions or other distributions paid for by the issuance of Capital Stock or Subordinated Debt otherwise permitted by this Agreement, and
(iv) otherwise be reasonably satisfactory to the Agent and the Required Lenders and (y) which would not (on a pro forma basis) have caused a breach of Section
6.12 for the twelve month period preceding the proposed date of issuance of such preferred stock or cause a breach of Section 6.12 for the twelve month period following such proposed issuance based on a certificate from a Responsible Officer of KTI.

            "Person" shall mean, an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" shall mean, any employee benefit plan which is subject to ERISA and which covers the employees or former employees of any Person constituting the Borrower or an ERISA Affiliate, under which any Person constituting the Borrower or an ERISA Affiliate has any obligation or liability or under which such Person or an ERISA Affiliate has made contributions within the preceding five years. References herein to a Plan shall include any Multiemployer Plan.

            "Pricing Schedule" shall mean the Schedule identified as such, attached hereto and made a part hereof.

            "Property" shall mean all real property, improvements thereon and other assets listed on Schedule II and any other real property hereafter acquired or leased by KTI or any of its Subsidiaries.

            "Purchasing Lender" shall have the meaning ascribed thereto in
Section 9.1.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reimbursement Obligation" shall have the meaning ascribed thereto in Section 2.15(h) hereof.

            "Reportable Event" shall mean any event set forth in Section 4043(b) of ERISA or the regulations thereunder.

            "Required Lenders" shall mean Lenders holding 75% of the aggregate Commitments, if no Loans are outstanding, and, otherwise, Lenders holding 75% of outstanding Loans and Letter of Credit Outstandings.

            "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" in such Person's capacity as such, shall mean the chief executive officer of any Person constituting the Borrower and the president of such Person (if not the chief executive officer) and, with respect to financial matters, the chief financial officer or corporate controller of such Person.

            "Revolving Credit Loans" shall have the meaning ascribed thereto in
Section 2.1(a).

            "Revolving Credit Note" shall have the meaning ascribed thereto in
Section 2.2.

            "Revolving Loan Commitment" shall mean as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder.

            "Security Agreements" shall mean, collectively, the security agreements substantially in the form of Exhibit E hereto to be delivered to the Agent by KTI and each of Manner Resins, Inc., Power Ship Transport, Inc., KTI Specialty Waste Services, Inc., Total Waste Management Corporation, KTI Transportation Services, Inc., KTI Ash Recycling of New England, Ltd., KTI Environmental Group, Inc., PERC Inc., PERC Management Company Limited Partnership, Multitrade Group, Inc., Multitrade of Martinsville, Inc., KTI Recycling, Inc., KTI Recycling of Illinois, Inc., KTI Recycling of New England, Inc., Vel-A-Tran Recycling, Inc., KTI Recycling of New Jersey, Inc., KTI Bio Fuels, Inc. and KTI Operations, Inc.

            "Security Documents" shall mean, collectively the Stock Pledge Agreements, the Security Agreements, the Guarantee, each Collateral Assignment, each Partnership Pledge and each pledge agreement, security agreement, mortgage, deed of trust or like instrument delivered pursuant to Section 6.6 or 6.8.

            "Solvent" shall mean, when used with respect to any Person, such Person (i) owns property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness, (ii) owns property the present fair salable value of which is greater than the amount that will be required to pay the probable liabilities of such Person on its then existing Indebtedness as such become absolute and matured, (iii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iv) has capital sufficient to carry on its then existing business.

            "Standard Information Package" shall mean, in the case of an Acquisition, forecasted financial statements consisting of consolidated balance sheets, income and cash flow statements, including a statement of underlying assumptions, ranges and limitations for the acquiring entity and the target (collectively the "Acquisition Forecasts"). The Acquisition Forecasts shall be both opening and fiscal year end and be accompanied by an explanation detailing how such proposed Acquisition is consistent with the KTI strategic plan and beneficial to its business. Three years of historical financial information for the Person to be acquired shall also be included in each set of Acquisition Forecasts.

            "Stock Pledge Agreements" shall mean, collectively, the stock pledge agreements substantially in the form of Exhibit F hereto to be delivered to the Agent by KTI and Manner Resins, Inc., KTI Specialty Waste Services, Inc., Multitrade Group, Inc., KTI Recycling, Inc. and KTI Recycling of New England, Inc.

            "Subordinated Debt" shall mean, any unsecured Indebtedness of KTI or any of its consolidated Subsidiaries (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to August 1, 2001, and the payment of the principal of and interest on which and other obligations of the obligor in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other Obligations hereunder on terms and conditions approved in writing by the Agent and Required Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Agent and Required Lenders, as evidenced by their prior written approval thereof.

            "Subsidiary" shall mean, as to any Person (a "Parent") (a) any other Person in which the Parent owns or controls, directly or indirectly, more than 50% of the Capital Stock of such Person, (b) any other Person of which such percentage of Capital Stock shall at the time be owned or controlled by the Parent or one or more of its Subsidiaries as defined in clause (a) or by one or more such Subsidiaries, or (c) any other Person of which Capital Stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Parent, but the term "Subsidiary" shall not include American Ash Recycling of Tennessee, Ltd., a Florida limited partnership, for so long as KTI or any of its Subsidiaries or Affiliates does not own a general partnership interest therein.

            "Subsidiary Borrower" shall mean, each of MANNER RESINS, INC., POWER SHIP TRANSPORT, INC., KTI SPECIALTY WASTE

SERVICES, INC., TOTAL WASTE MANAGEMENT CORPORATION, KTI TRANSPORTATION SERVICES, INC., KTI ASH RECYCLING, INC., KTI ASH RECYCLING OF NEW ENGLAND, LTD., KTI ENVIRONMENTAL GROUP, INC., PERC, INC., PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP, MULTITRADE GROUP, INC., MULTITRADE OF MARTINSVILLE, INC., KTI RECYCLING, INC., KTI RECYCLING OF ILLINOIS, INC., KTI RECYCLING OF NEW ENGLAND, INC., VEL-A-TRAN RECYCLING, INC., KTI RECYCLING OF NEW JERSEY, INC., DATA DESTRUCTION SERVICES, INC., KTI BIO FUELS, INC. AND KTI OPERATIONS, INC. and each Subsidiary which executes and delivers an Assumption Agreement pursuant to
Section 6.6(d)(10), as the case may be, and, collectively, the "Subsidiary Borrowers."

            "Taxes" shall mean for any period, the amount of taxes on income which would, in conformity with GAAP, be set forth on the income statements of KTI and its consolidated Subsidiaries net of the amount of any net operating losses used in determining the amount of such Taxes.

            "Total Senior Funded Debt" shall mean, at a particular date for KTI and its consolidated Subsidiaries, the sum of (i) that portion of the Obligations constituting Indebtedness, (ii) CPLTD plus (iii) without duplication, all long term Indebtedness of KTI and its consolidated Subsidiaries minus (to the extent included in clause (ii) or (iii)) the then outstanding principal amount of Subordinated Debt.

            "Tranche" shall mean, collectively Eurodollar Loans whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day).

            "Type" shall mean as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Working Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

            Section 1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to KTI and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section

1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

            Section 2.1 Revolving Credit Commitments.

                  (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time from the date hereof to but excluding the Maturity Date in an aggregate principal amount at any one time outstanding for the Borrower not to exceed the then Available Commitment of such Lender. The Borrower may borrow and prepay the Revolving Credit Loans in whole or in part, and reborrow Revolving Credit Loans, all in accordance with the terms and conditions hereof. All then outstanding Revolving Credit Loans shall be paid in full on the Maturity Date.

                  (b) The Revolving Credit Loans may from time to time be Eurodollar Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.3 and Section 2.7, provided that no more than five Eurodollar Loans may be outstanding at any one time and, provided further, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

                  (c) Upon funding of the initial Loan hereunder, KeyBank shall have no further commitment or other obligation to KTI or any of its Subsidiaries under any other agreement other than this Agreement, including, without limitation, under the Existing Loan Agreement, the Business Loan Agreement dated November 14, 1997 between KTI Recycling of New England, Inc. (formerly I. Zaitlin & Sons, Inc.) and KeyBank, and the $500,000 Promissory Note (representing a revolving line of credit) dated April 13, 1998 from KTI Recycling of New England, Inc. (formerly I. Zaitlin & Sons, Inc.) to KeyBank.

            Section 2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount (each a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to such Lender's Revolving Loan Commitment. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of each Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Maturity Date and (z) provide for the payment of interest in accordance with Section 2.9.

            Section 2.3 Procedure for Revolving Credit Borrowings.

                  (a) The Borrower may borrow under the Commitment for Revolving Credit Loans prior to the Maturity Date on any Business Day. The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., New York time, two Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans and one Business Day prior to the requested Borrowing Date in the case of the initial Base Rate Loan and otherwise by 12:00 noon on the date of the requested Base Rate Loan), specifying (1) the amount to be borrowed, (2) the requested Borrowing Date, (3) whether the borrowing is to be of Eurodollar Loans or Base Rate Loans or a combination thereof and (4) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Loans and the length of the initial Interest Period therefor. Each Revolving Credit Loan shall be in an amount equal to $3,000,000 or a whole multiple of $500,000 in excess thereof. The Agent shall promptly notify the Lenders of its receipt of any such irrevocable notice of borrowing from the Borrower.

                  (b) On or before 12:00 noon New York time on the Business Day specified in the Borrower's notice of borrowing, each Lender shall provide the Agent with funds at the Payment Office in an amount equal to such Lender's Percentage of the requested borrowing. The proceeds of each borrowing shall be made available by the Agent to the Borrower pursuant to Section 2.11(d). No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. Neither the Agent nor any Lender shall have any liability for the failure of any Lender (other than itself) to fund a Loan.

                  (c) With respect to any Loan, unless the Agent shall have been notified in writing by any Lender prior to the date of making such Loan that such Lender does not intend to make available to the Agent such Lender's portion of the Loan to be made on such date, the Agent may (but shall not be obligated to) assume that such Lender has made such amount available to the Agent on that date and, in reliance on such assumption, the Agent may make available to the Borrower a corresponding amount. If such amount is not made available by such Lender to the Agent on the date of making such Loan, such Lender shall be obligated to pay such amount to the Agent and shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of making such Loan to the date on which such Lender's portion of the Loan becomes immediately available to the Agent. The Agent shall also be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such borrowing, upon demand, from the Borrower. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(c) shall be conclusive and binding in the absence of demonstrable error. Nothing in this Section 2.3(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder.

            Section 2.4 Commitment Fees/Letter of Credit Fees.

                  (a) The Borrower agrees to pay to the Agent for the benefit of and disbursement to the Lenders a commitment fee in respect of the Commitments to make Revolving Credit Loans, for the period from and including the date hereof to the Maturity Date, computed at the rate of .25% per annum, calculated on the basis of a 360-day year for the actual days elapsed, on the average daily amount of the aggregate Commitments (whether or not used) during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Agent for the benefit of and disbursement to the Lenders a letter of credit fee in respect of each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to its Stated Expiry Date, computed at the rate of 1_% per annum, calculated on the basis of a 360-day year for the actual days elapsed, on the average daily amount of the available amount of such Letter of Credit during the period for which payment is made, payable quarterly in advance on the date of, and as a condition precedent to, the issuance of such Letter of Credit and thereafter on the last day of each March, June, September and December occurring prior to the Stated Expiry Date of such Letter of Credit

            Section 2.5 Termination or Reduction of Commitments.

                  (a) KTI shall have the right, upon not less than three Business Days' written notice to the Agent, to terminate the Revolving Loan Commitments or, from time to time, to reduce the amount of such Commitments, provided that at no time may the Revolving Loan Commitments be reduced by the Borrower to an amount less than the sum of the outstanding principal amount of Revolving Credit Loans and Letter of Credit Outstandings. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Loan Commitments then in effect. Any such reduction in the Revolving Loan Commitment shall be binding on the Subsidiary Borrowers whether or not they have notice thereof.

                  (b) Each reduction in the Revolving Loan Commitments, whether voluntary or otherwise, shall be permanent and irrevocable. All reductions in the Revolving Loan Commitments shall be made pro rata to the Commitments of the Lenders. The Agent shall promptly notify each Lender of the amount of any reduction of its Commitment.

            Section 2.6 Prepayments.

                  (a) From time to time the Borrower may prepay the Loans, in whole or in part, subject to the provisions of Section 2.14 but otherwise without premium or penalty, upon at least one Business Days' irrevocable notice to the Agent (except in the case of prepayments required pursuant to Section 2.6(c) for which no notice is required), specifying the date and amount of prepayment and the Loans (by Type and, if applicable, Tranche) to be prepaid. In the event Borrower does not specify which Loans are to be prepaid, prepayments shall be applied first to outstanding Base Rate Loans (together with accrued and unpaid interest on the amount prepaid to the date of prepayment), second to outstanding Reimbursement Obligations and third to outstanding Eurodollar Loans (together with accrued and unpaid interest on the amount prepaid to the date of prepayment). Prepayments of Eurodollar Loans shall be subject to the provisions of Section 2.14. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or if such prepayment would reduce the principal amount of a Eurodollar Tranche below $1,000,000, in an aggregate principal amount equal to the outstanding principal amount of such Tranche. All prepayments shall be allocated to the Lenders based on their respective Percentages.

                  (b) If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein. Prepayments of the Loans shall be accompanied by payment of accrued interest to the payment date on the principal amount prepaid.

                  (c) In the event (i) the aggregate outstanding principal amount of the Revolving Credit Loans and Reimbursement Obligations and (ii) Letter of Credit Outstandings (excluding Reimbursement Obligations) exceeds the Commitments at any time, the Borrower shall, on or before 3:00 p.m. on the first Business Day after such excess is established by the Agent in writing, prepay the Revolving Credit Loans and Reimbursement Obligations in an amount equal to such excess (together with interest on the amount prepaid to the date of prepayment). If such excess is greater than the outstanding principal amount of Revolving Credit Loans and Reimbursement Obligations, the Borrower shall, in addition, post cash collateral with the Agent to secure repayment of the Letter of Credit Outstandings in an amount equal to the balance of such excess. Any such prepayments shall be subject to the provisions of Section 2.14.

                  (d) The Agent shall disburse all prepayments of the Loans to the Lenders on a pro rata basis.

            Section 2.7 Conversion and Continuation Options. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, New York time, on any Business Day, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 10:00 a.m., New York time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period, and (iii) not later than 10:00 a.m., New York time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

                  (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

                  (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                  (c) No Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Event of Default has occurred and is continuing;

                  (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of Section 2.7(b) or 2.7(c) or otherwise automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

                  (e) on the last day of any Interest Period for Eurodollar Loans, if the Borrower has failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to Section 2.7 or otherwise, such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period;

                  (f) accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.

            Section 2.8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof.

            Section 2.9 Interest Rates and Payment Dates.

                  (a) Subject to the provisions of Section 2.9(c), each Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days and twelve 30-day months) equal to the Base Rate plus the Applicable Margin.

                  (b) Subject to the provisions of Section 2.9(c), each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin in effect for such Interest Period.

                  (c) If all or a portion of (A) the principal amount of any Loan, (B) any interest payable thereon or (C) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, upon notice to the Borrower from the Agent, bear interest at a rate per annum which is

                        (1) in the case of overdue principal, the rate that
                  otherwise would be applicable thereto pursuant to the foregoing provisions of this subsection plus 4% per annum, or

                        (2) in the case of overdue interest or fees or other
                  amounts, the Base Rate plus 4%,

in each case from the date of such nonpayment until such amount is paid in full (before and, to the extent permitted by law, after judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing on overdue amounts pursuant to
Section 2.9(c) shall be payable on demand.

                  (e) As soon as practicable the Agent shall notify the Borrower and the Lenders of (A) each determination of a Eurodollar Rate, each change in the Base Rate and the Applicable Margin and (B) the effective date and the amount of each change in the interest rate on a Loan. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of clearly demonstrable error. At the request of the Borrower, the Agent shall deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Sections 2.9(a), (b) or (c).

            Section 2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) a Lender notifies the Agent and Borrower that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining the Eurodollar Loans during such Interest Period, or

                  (c) The Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London Interbank Market, the Agent shall give notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (A) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (B) any Loans that were to have been converted to or continued as Eurodollar Loans on the first day of such Interest Period shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no Loans shall be made as or converted to or continued as Eurodollar Loans.

            Section 2.11 Payments/Funding.

                  (a) All payments (including prepayments) made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon, New York time, on the due date thereof to the Agent, for the account of the Lenders in Dollars and in immediately available funds to the Agent's account at such address as the Agent shall give notice to the Borrower and the Lenders (the "Payment Office"). Except for payments received by the Agent for the account of the Agent in its capacity as such, or for the account of a specific Lender in accordance with the provisions of this Agreement, the Agent shall distribute like funds relating to the payment of principal, interest or fees pro rata to the Lenders (based on their Percentages) to which such payment is due and payable for their accounts and at the addresses as each such Lender shall specify in its notice to the Agent made in accordance with Section 10.2 of this Agreement.

                  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may (but shall not be obligated to) assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the amount distributed to such Lender together with interest thereon, at the rate equal to the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

                  (b) If any principal payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest shall accrue during such extension of time) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) If on any date a payment is due hereunder, the Borrower shall pay less than the amount stated to be due or on any date the Agent shall receive any payment under any Security Document or pursuant to any proceeding to enforce the Obligations of any Person constituting the Borrower, such proceeds shall be distributed to the Lenders pro rata based on their respective Percentages and shall be applied first to costs of collection incurred by each Lender, second to accrued and unpaid interest, third to principal and then to the payment of any other amounts due hereunder or the other Loan Documents.

                  (d) The Agent shall fund each Loan by depositing the amount thereof in the joint account (the "Account") of KTI and the Subsidiary Borrowers (account no. 1910-1400-1538) at KeyBank; provided that the proceeds of each Loan shall first be applied to principal prepayments or payments due on the date of such Loan (without derogating from the Borrower's obligation to repay) and proceeds of any conversion or continuation of a Loan to or as a particular Type shall be applied by the Agent solely to effect such conversion or continuation. Each Lender is hereby authorized to debit the accounts of each Person constituting the Borrower for all payments due hereunder; provided the foregoing shall not derogate from the Borrower's obligation to pay or restrict any Lender's recourse to any particular fund or source of monies; and provided further, each Lender agrees not to debit such accounts for amounts payable pursuant to Sections 2.13, 2.14 or 10.5 unless an Event of Default has occurred and is continuing. The Borrower agrees to maintain its primary depository accounts with KeyBank's office at 66 South Pearl Street, Albany, New York.

            Section 2.12 Change in Legality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority shall make it unlawful for a Lender to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the Commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Loans to Eurodollar Loans shall be canceled forthwith and (b) such Loans then outstanding as Eurodollar Loans, if any, automatically shall be converted to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.14.

            Section 2.13 Increased Costs.

                  (a) If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof by a Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (1) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for the imposition of and changes in the rate of tax on the overall net income of the Lender);

                        (2) shall impose, modify or hold applicable any reserve,
                  special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of a Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, including, without limitation, the imposition of any reserves with respect to Eurocurrency Liabilities under Regulation D of the Board; or

                        (3) shall impose on a Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans hereunder or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Agent and the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by a Lender to the Borrower and Agent shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) In the event that a Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) In the event that by reason of any change in any Requirement of Law (including, without limitation, the lapse or termination of any treaty) or in the interpretation thereof, or the adoption of any new law, regulation or requirement by any Governmental Authority, or the imposition of any requirement of any central bank whether or not having the force of law, (i) the Agent or any Lender shall, with respect to this Agreement, the Loans, the Letters of Credit (or risk participations therein), the Reimbursement Obligations (or risk participations therein), the Notes or its obligation to make Loans or issue and/or own risk participations in Letters of Credit under this Agreement, be subjected to any withholding or other tax, levy, impost, charge, fee, duty or deduction of any kind whatsoever (other than franchise taxes imposed by the jurisdiction in which the Agent or such Lender is domiciled and other than any tax generally imposed or based upon the net income or branch profits of the Agent or such Lender) (collectively, "Taxes") or (ii) any change shall occur in the taxation of the Agent or such Lender with respect to any Loan, any Reimbursement Obligation (or any risk participation therein), the interest payable thereon or any fees payable hereunder or referred to herein (other than franchise taxes imposed by the jurisdiction in which the Agent or such Lender is domiciled and other than any change which affects, and to the extent that it affects, the taxation of the net income or branch profits of the Agent or such Lender), and if any such measures or any other similar measure shall result in an increase in the cost to the Agent or such Lender of making or maintaining any Loan or any Letter of Credit or a reduction in the amount of principal, interest or fees receivable by the Agent or such Lender in respect thereof, the Agent or such Lender promptly after learning of the imposition of such cost or reduction in any amount shall notify the Borrower and the Agent (if applicable) stating the reasons therefor. The Borrower shall thereafter pay to the Agent or such Lender, upon demand from time to time, as additional consideration hereunder, such additional amounts as will fully compensate the Agent or such Lender for such increased costs or reduced amounts and shall promptly provide the Agent or such Lender, as the case may be, with official tax receipts or other evidence of the payment of any taxes paid by the Borrower. A certificate as to the increased costs or reduced amounts setting forth the calculations therefor, shall be submitted promptly by the Agent or such Lender to the Borrower and the Agent (if applicable) and, in the absence of demonstrable error, shall be conclusive and binding as to the amount thereof. If the Agent or Lender receives any additional amounts from the Borrower pursuant to this subsection (c) if requested by Borrower, the Agent or such Lender shall (at the Borrower's expense) use its best efforts to obtain a refund, reduction, deduction or credit for any Taxes with respect to the additional amounts paid under this subsection (c). If the Agent or such Lender actually receives or enjoys the benefit of any such refund, reduction, deduction or credit for any such Taxes, the Agent or such Lender shall reimburse the Borrower if and to the extent, but only the extent, that the Agent or such Lender determines that it has actually received (i) a refund of taxes or other amounts (together with any interest actually received thereon from the respective Governmental Authority) which refund is attributable to the Taxes with respect to which such additional amounts were paid; or (ii) an effective net reduction (through a reduction, deduction, credit or otherwise) in any taxes or other amounts otherwise payable by the Agent or such Lender (including any taxes imposed on or measured by the net income of the Agent or such Lender), which reduction is attributable to the Taxes with respect to such additional amounts were paid. If, at any time after the Agent or such Lender makes a payment to the Borrower pursuant to the preceding sentence, the Agent or such Lender determines that it was not entitled to the full amount of any refund (together with the interest thereon) reimbursed to the Borrower as aforesaid or that its taxes are not reduced by a credit or deduction for the full amount of Taxes reimbursed to the Borrower as aforesaid, the Borrower upon the demand of the Agent or such Lender will promptly pay to the Agent or such Lender the amounts so refunded to which the Agent or such Lender was not so entitled, or the amount by which the taxes of the Agent or such Lender were not so reduced, as the case may be.

                  (d) Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased cost or reduction referred to in this Section 2.13 if it shall not at the time be the general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and each Lender shall in good faith endeavor to allocate increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers). The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  (e) If Borrower is required to pay additional amounts under this Section 2.13, the Borrower may, at its own expense, require such Lender to transfer and assign in whole or in part, without recourse all or part of its interests, rights and obligations under this Agreement to an assignee (which may be another Lender, if a Lender accepts such assignment) which shall assume such assigned obligations in a writing in form and substance reasonably acceptable to the Agent; provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received a written consent of the Agent in the case of any entity that is not a Lender, which consent shall not be unreasonably withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of, and interest accrued to the date of such payment on, the Loans made by it hereunder and all other amounts (including without limitation, Reimbursement Obligations) owed to it hereunder as of such date.

            Section 2.14 Indemnity.

                  (a The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of

                        (10 default by the Borrower in payment when due of any
                  portion of the principal amount of or interest on any Eurodollar Loan,

                        (20 default by Borrower in making a borrowing of,
                  conversion into or continuation of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,

                        (30 default by Borrower in making any prepayment after
                  Borrower has given a notice thereof in accordance with the provisions of this Agreement, or

                        (40 the making of a payment (other than scheduled
                  repayments) or a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto,

including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained. If the Borrower prepays all or any part of any advance which is accruing interest at a fixed rate on other than the last day of the applicable interest period, the Borrower shall also pay to the Lender, on demand therefor, the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and
(c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates." For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of any Note.

                  (b For the purpose of calculation of all amounts payable to a Lender under this subsection such Lender shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

                  (c The covenants in this Section 2.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            Section 2.15 Letters of Credit.

                  (a By delivering to the Agent an Issuance Request on a Business Day, prior to the Maturity Date and not less than three Business Days prior to the requested date of issuance, Borrower may request that the Issuer issue an irrevocable standby letter of credit in substantially the form of Exhibit G, with such insertions with respect to required presentation of documentation or certifications upon a draw as may be requested by the Borrower and approved by the Issuer, or in such other form as may be requested by the Borrower and approved by the Issuer and the Required Lenders (each a "Letter of Credit"), in support of financial obligations of the Borrower incurred in the ordinary course of business and which are described in such Issuance Request. Upon receipt of each Issuance Request, the Agent shall promptly notify the Lenders thereof. The stated amount of any Letter of Credit requested to be issued pursuant to an Issuance Request shall be denominated in Dollars.

                  (b Each Letter of Credit shall by its terms: (i) be issued in a stated amount which (A) is at least $20,000, and (B) when added to the Letter of Credit Outstandings does not exceed (or would not exceed) the then Letter of Credit Availability and (C) when added to all Revolving Credit Loans and Letter of Credit Outstandings does not exceed the amount of the then Revolving Loan Commitment; (ii) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of 12 months from its date of issuance or March 30, 2001, whichever occurs first; and (iii) on or prior to its Stated Expiry Date (A) terminate immediately upon notice to the Issuer from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, or (B) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer that the obligations covered thereby have been paid or otherwise satisfied in part.

                  (c Subject to the terms and conditions of this Agreement, the Issuer shall issue Letters of Credit in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof.

                  (d The Borrower agrees to pay to the Agent for the account of the Issuer, with respect to each Letter of Credit, the following fees: (i) an issuance fee of $150; (ii) $50 for each amendment to a Letter of Credit; (iii) an amount equal to 1/4 of 1% ($200 minimum) of the amount of each draw under a Letter of Credit; and (iv) a fronting fee equal to _ of 1% of the face amount of such Letter of Credit. It is understood that the foregoing charges may be changed by the Issuer from time to time. Any changes in such fees and charges shall be binding on the Borrower on the date each change therein is established by the Issuer. The fees payable pursuant to clause (i) and (iv) of this paragraph (d) shall be paid upon issuance of the Letter of Credit. The fees described in clause (ii) and (iii) shall be paid at the time of the relevant amendment or draw, as the case may be.

                  (e To the extent of its Percentage, each Lender agrees to and shall be deemed to have irrevocably purchased a participation in each Letter of Credit on the date of issuance thereof. Each Lender shall make available to the Issuer, regardless of whether any Default or Event of Default shall have occurred and is continuing, an amount equal to its respective Percentage of each drawing on each Letter of Credit in same day or immediately available funds not later than 4:00 p.m. New York time on each Disbursement Date (as hereinafter defined) for each such drawing provided such Lender has received notice pursuant to Section 2.15(g) by 11:00 a.m. New York time; and by 10:00 a.m. on the next Business Day if such notice is not received by 11:00 a.m. In the event that any Lender fails to make available to the Issuer the amount of such Lender's Percentage of any drawing on a Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for the first three Business Days after the Disbursement Date and thereafter at the Base Rate.

                  (f The Agent shall distribute to each Lender that has paid all amounts payable by it under this Section 2.15 with respect to any Letter of Credit issued by Issuer such Lender's Percentage of all payments received by the Agent from the Borrower in reimbursement of drawings honored by Issuer under such Letter of Credit promptly after such payments are received.

                  (g The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of

Credit (on the date of presentment, if possible, and otherwise on the next Business Day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made and the Agent will promptly notify the Lenders of such matters. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 3:00 p.m. New York time on the Disbursement Date, the Borrower shall (by payment to the Payment Office for distribution by the Agent) reimburse the Issuer for all amounts which have been disbursed under such Letter of Credit. To the extent the Issuer and the Lenders are not reimbursed in full in accordance with this
Section 2.15(g), the Reimbursement Obligation shall accrue interest at a rate per annum equal to the Base Rate plus 4%, payable on demand.

                  (h The Borrower's obligation (a "Reimbursement Obligation") under Section 2.15(g) to reimburse the Lenders with respect to each drawing under each Letter of Credit (including interest thereon), and each Lender's obligation to fund each drawing, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Person constituting the Borrower or any Lender may have or have had against any Lender or any beneficiary of a Letter of Credit, including, without limitation, any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, or any failure to apply or misapplication by the beneficiary of the proceeds of any disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

                  (i The Borrower assumes all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Except to the extent of its own gross negligence or willful misconduct, the Issuer shall not be responsible for:

                        (10 the form, validity, sufficiency, accuracy,
                  genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                        (20 the form, validity, sufficiency, accuracy,
                  genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part;

                        (30 errors, omissions, interruptions or delays in
                  transmission or delivery of any information or messages, by mail, cable, telegraph, telex or otherwise;

                        (40 any loss or delay in the transmission or otherwise
                  of any document or draft required in order to make a disbursement under a Letter of Credit or of the proceeds thereof;

                        (50 errors in interpretation of technical terms;

                        (60 any misapplication by a beneficiary of the proceeds
                  of any disbursement under any Letter of Credit; and

                        (70 any consequences arising from causes beyond the
                  control of the Issuer including, without limitation, acts of any Governmental Authority.

                  None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer hereunder.

                  (j In addition to amounts payable as elsewhere provided in this Section 2.15, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Issuer as determined by a court of competent jurisdiction, or (ii) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

                  (k KeyBank or any successor Issuer may resign as such at any time upon at least ten days' prior notice to the Borrower, the Agent and all Lenders. If the Issuer at any time shall resign, KTI may appoint another Lender as a successor Issuer provided such appointment is accepted by such Lender. Upon the acceptance of any appointment as Issuer by a successor Issuer, such successor Issuer shall thereupon become the Issuer hereunder and the resigning or removed Issuer shall (i) be discharged from its duties and obligations as such under this

Agreement and the other related instruments except with respect to outstanding and unexpired Letters of Credit issued by it and (ii) entitled to the continued benefit of this Section 2.15 with respect to all Letters of Credit issued and actions taken by it prior to its resignation.

            Section 2.16 Purpose of Loans. The proceeds of the Revolving Credit Loans shall be used first to repay all amounts outstanding under the Existing Loan Agreement and all outstanding Indebtedness of KTI Recycling of New England, Inc. (formerly I. Zaitlin & Sons) owing to KeyBank. After repayment of all such amounts, proceeds of Revolving Credit Loans may be used to finance working capital needs of the Borrower (including, without limitation, payment of Reimbursement Obligations) and for general corporate purposes including, without limitation, the financing of Acquisitions permitted by the terms hereof.

            ARTICLE 3 REPRESENTATIONS AND WARRANTIES

            To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and the Lenders that as of the Effective Date:

            Section 3.1 Financial Condition.

                  (a The consolidated balance sheets of KTI and its consolidated Subsidiaries as at December 31, 1997 and March 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal period ended on each such date, copies of which have heretofore been furnished to the Agent and the Lenders, present fairly in all material respects the consolidated financial condition of KTI and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year and quarter, as the case may be, then ended.

                  (b All such financial statements, including the related schedules, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

                  (c Neither KTI nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet delivered to the Agent pursuant to
Section 5.1 hereof, any material Contingent Obligation, material contingent liability (other than with respect to performance bond obligations entered into the ordinary course of business) or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, except as reflected in the foregoing statements or in the notes thereto or would not reasonably be expected to have a Material Adverse Effect.

                  (d During the period from December 31, 1997, to and including the Effective Date hereof there has been no sale, transfer or other disposition by KTI or any of its consolidated Subsidiaries of any material part of its business or property (other than in the ordinary course of business) and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person, in any case, other than in the ordinary course of business) material in relation to the consolidated financial condition of KTI and its consolidated Subsidiaries at December 31, 1997 except the Acquisition of all of the issued and outstanding stock of all classes of Multitrade Group, Inc., Vel-A-Tran Recycling Inc. and Total Waste Management Corporation.

            Section 3.2 No Material Adverse Change. Since December 31, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            Section 3.3 Corporate Existence; Compliance with Law. Each of KTI and its Subsidiaries (other than Inactive Subsidiaries)(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign Person and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing therewith would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except where the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, KTI and each of its Subsidiaries has obtained and currently maintains all necessary and material licenses, building permits, environmental permits, utility permits, land use permits and any other permits, approvals or licenses and governmental authorizations from all applicable federal, state, district and local Persons and other Governmental Authorities and all necessary and material easements, access rights and other rights, in each case, required for the occupancy, use and enjoyment of the Property by KTI or any such Subsidiary, as the case may be, for the uses to which the Property is currently or proposed to be put; and KTI and each of its Subsidiaries has all necessary and material licenses, permits and other consents from Governmental Authorities otherwise required for the conduct of their respective business; provided that, in the case of Total Waste Management Corporation, certain of its permits are held on a temporary or interim basis as described in the letter of Sheehan, Phinney, Bass & Green, dated July 1, 1998 and addressed to Robert Wetzel, Esq. at KTI (a copy of which has been delivered to the Agent). KTI Environmental Group, Inc., formerly known as Kuhr Technologies, Inc. is the surviving entity of the merger between KTI Environmental Group, Inc. and Kuhr Technologies, Inc.

            Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

                  (a Each Person constituting the Borrower has the power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or partnership action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to which it is a party.

                  (b Except for consents, authorizations, approvals, notices and filings described on Schedule III, all of which have been obtained, made or waived, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes or any other Loan Document.

                  (c This Agreement has been, and each Note and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Person constituting the Borrower.

                  (d This Agreement constitutes, and each Note and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Person constituting the Borrower enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            Section 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Person constituting the Borrower or of any of their respective Subsidiaries and, except as required by the Loan Documents, will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            Section 3.6 No Material Litigation. Except as set forth on Schedule IV, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the any Person constituting the Borrower, threatened by or against any Person constituting the Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which if adversely determined would have a Material Adverse Effect.

            Section 3.7 No Default. No Person constituting the Borrower nor any of their respective Subsidiaries is in default under or with respect to any of their respective Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            Section 3.8 Ownership of Property; Liens. Each Person constituting the Borrower and their respective Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property (and no part thereof is subject to a lease, concession or like agreement between KTI or any Subsidiary Borrower, as lessor or owner, and a third party, as lessee), and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2. All such property is set forth on Schedule II.

            Section 3.9 Intellectual Property. Each Person constituting the Borrower and each of their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted (collectively, the "Intellectual Property") except where the failure to own or license any such Intellectual Property would not have a Material Adverse Effect. Except as set forth on Schedule V, no claim has been asserted in writing or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which would have a Material Adverse Effect, nor does any Person constituting the Borrower know of any valid basis for any such claim which, if asserted, would have a Material Adverse Effect. To the best of the knowledge of the Borrower, the use of such Intellectual Property by each Person constituting the Borrower and their respective Subsidiaries does not infringe the rights of any Person.

            Section 3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Person constituting the Borrower or any of their respective Subsidiaries has a Material Adverse Effect.

            Section 3.11 Taxes. Each Person constituting the Borrower and their respective Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes (including, without limitation, withholding taxes), fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person constituting the Borrower or its respective Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of such Person, no claim is being asserted, with respect to any such tax, fee or other charge in any case which would have a Material Adverse Effect.

            Section 3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Board. If requested by any Lender at any time, each Person constituting the Borrower will furnish to such Lender a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

            Section 3.13 Investment Company Act; Public Utility Holding Company Act; Other Regulations. No Person constituting the Borrower is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. No Person constituting the Borrower is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

            Section 3.14 Subsidiaries. Except for Inactive Subsidiaries, all the Subsidiaries of KTI and each Subsidiary Borrower as of the Effective Date are listed on Schedule VI to this Agreement. Except as shown on Schedule VI, KTI owns all of the issued and outstanding Capital Stock of each Subsidiary listed on Schedule VI. None of the Capital Stock of any such

Subsidiary is subject to a Lien in favor of any Person other than the Agent pursuant to the Loan Documents.

            Section 3.15 Employee Grievances. Except as set forth on Schedule VII hereof, as of the Effective Date no Person constituting the Borrower nor any of their Subsidiaries is a party to any collective bargaining agreement or, to the best knowledge of such Person, subject to any current effort to organize, and there are no actions or proceedings pending or, to the best of the knowledge of such Person, threatened against it or its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

            Section 3.16 ERISA.

                  (a Except as set forth in Schedule VIII hereof, as of the Effective Date no Person constituting the Borrower nor any of their Subsidiaries have any Plan (including without limitation any Multiemployer Plan) or have made or make any payments to any Plan.

                  (b Each Person constituting the Borrower and each Subsidiary of such Person is and has at all times been in substantial compliance with all applicable provisions of ERISA, except where a failure to be in such compliance would not have a Material Adverse Effect.

                  (c No Person constituting the Borrower has engaged in a transaction in connection with which such Person or any ERISA Affiliate could be subject to a material liability for either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                  (d There has been no termination of a Plan or trust created under any Plan that would give rise to a material liability to the PBGC on the part of any Person constituting the Borrower or any ERISA Affiliate. No material liability to the PBGC has been or is expected to be incurred with respect to any Plan by any Person constituting the Borrower or any ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Plan. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Plan by the PBGC. Each Person constituting the Borrower and each ERISA Affiliate have paid all premiums to the PBGC when due.

                  (e Full payment has been made of all amounts which are required under the terms of each Plan to have been paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No Person constituting the Borrower nor any ERISA Affiliate has failed to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code on or before the due date.

                  (f The value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Plan (based on the actuarial assumptions contained in Title IV of ERISA) does not exceed the fair market value of the assets of such Plan. No Person constituting the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

                  (g No Person constituting the Borrower nor any ERISA Affiliate has made a complete or partial withdrawal from a Multiemployer Plan. To the best knowledge of each Person constituting the Borrower the liability to which such Person or any ERISA Affiliate would become subject under ERISA if such Person and all ERISA Affiliates were to withdraw completely from all Multiemployer Plans as of the most recent valuation date, together with any secondary liability for withdrawal liability such Person and any ERISA Affiliate may have as of the date hereof, would not have a Material Adverse Effect. To the best knowledge of each Person constituting the Borrower no such Multiemployer Plan is in reorganization (as such term is defined in Section 4241 of ERISA) or is insolvent (as such term is defined in Section 4245 of ERISA).

            Section 3.17 Solvency. KTI and each Subsidiary Borrower is Solvent.

            Section 3.18 Year 2000 Compliance. Each Person constituting the Borrower has conducted a comprehensive review and assessment of its computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform data-sensitive functions after December 31, 1999) and, based on that review, Borrower represents that the year 2000 problem will not have a Material Adverse Effect. To the best of Borrower's knowledge, no failure to address the year 2000 problem on the part of any supplier, vendor or other Person with whom any Person constituting the Borrower does business with have a Material Adverse Effect.

            Section 3.19 Disclosure. There is no fact known to the Borrower which materially adversely affects or in the future (so far as the Borrower can now foresee) materially adversely affect the business, property, assets or financial condition of KTI or any of its Subsidiaries which has not been set forth in this

Agreement or in the other documents, certificates and statements furnished to the Agent or the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.


            ARTICLE 4 CONDITIONS PRECEDENT

            Section 4.1 Conditions to Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which each condition listed in Section 4.2 is satisfied and each of the following shall have occurred:

                  (a The Agent shall have received counterparts of this Agreement, executed and delivered by a duly authorized officer of each Person constituting the Borrower and each Lender, together with fully executed counterparts of the other Loan Documents. Each Lender shall have received a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of each Person constituting the Borrower.

                  (b The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Person constituting the Borrower dated as of the Effective Date and certifying (1)that attached thereto is a true, complete and correct copy of the Certificate of Incorporation and By-laws of such Person as modified through the date of said certificate together with good standing certificates from the jurisdiction of such Person's incorporation and each jurisdiction where it is required to be qualified to do business is a foreign corporation, (20 that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of such Person authorizing (x) the execution, delivery and performance of this Agreement and the Notes and the other Loan Documents and (y) the borrowings contemplated hereunder and that such resolutions have not been amended, modified, revoked or rescinded and (3) as to the incumbency and specimen signature of each officer executing any Loan Documents on behalf of such Person constituting the Borrower; and such certificate and the resolutions attached thereto shall be in form and substance satisfactory to the Agent.

                  (c The Agent shall have received the executed legal opinion of counsel to the Persons constituting the Borrower, in form and substance satisfactory to the Agent.

                  (d The Borrower shall have paid to the Agent, for its account, the underwriting fee payable to the Agent pursuant to the letter agreement (the "Fee Letter") between the Agent and the Borrower dated May 21, 1998.

                  (e The Borrower shall have paid all fees of counsel to the Agent submitted on the date hereof. This condition precedent does not derogate from the Borrower's continuing obligations under Section 10.5.

                  (f Agent shall have received such Uniform Commercial Code, bankruptcy, judgment, federal tax Lien, building code violation and other searches of public records as Agent may require with respect to the Property and Borrower and the results of such searches shall be satisfactory in all respects to Agent.

                  (g The Agent shall have received such other materials, documents and papers regarding the Property and Borrower as the Agent may require in its reasonable discretion.

                  (h The Agent shall have received all UCC financing/assignment and continuation statements and other documents as Agent reasonably deems necessary in order to perfect the Liens granted in favor of the Agent and the Lenders pursuant to the Security Documents.

                  (i The Agent shall have received and approved all insurance policies or certificates required to be delivered pursuant to the Loan Documents.

                  (j All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent and the Lenders, and the Agent and the Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they may reasonably request.

            Section 4.2 Conditions to Each Loan. The obligation of the Lenders to make any Loan requested to be made on any date (including, without limitation, the initial Loan) or to issue any Letter of Credit (including, without limitation, the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a Each of the representations and warranties made by each Person constituting the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans or Letters of Credit requested to be made or issued on such date.

                  (c The Lenders shall have received all fees due and owing pursuant to Section 2.4 and the Agent shall have received all fees due and owing to it pursuant to the Fee Letter.

                  (d No notice of, or any other document or instrument creating, any federal tax Lien or Lien under Section 412 of the Code or Section 4068 of ERISA shall have been issued, recorded or filed with respect to the assets of the Borrower or any of its Subsidiaries and no Lender shall have informed the Agent or the Borrower that such Lender has processed any such Lien or has notice thereof.

                  Each borrowing hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

            ARTICLE 5 AFFIRMATIVE COVENANTS

            Each Person constituting the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Lender hereunder, each Person constituting the Borrower shall and shall cause each of its Subsidiaries to(except the Subsidiary Borrowers in the case of delivery of financial information, reports and notices):

            Section 5.1 Financial Statements. Furnish to the Agent (with sufficient copies for each Lender):

                  (a as soon as available, but in any event within 105 days after the end of each fiscal year of KTI, a copy of the consolidated balance sheet of KTI and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by and reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders together with the consolidating balance sheet of KTI and its consolidated Subsidiaries as at the end of such year, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of KTI and its consolidated Subsidiaries; and

                  (b as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of KTI, the unaudited consolidated and consolidating balance sheet of KTI and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of KTI and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of KTI and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            Section 5.2 Certificates; Other Information. Furnish to the Agent (with sufficient copies for each Lender):

                  (a concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and(b), the following: (i) a certificate of a Responsible Officer of KTI stating that, to the best of such Officer's knowledge, each Person constituting the Borrower during such period have observed or performed all of their respective covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which they are a party to be observed, performed or satisfied by them, and that such Officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, and (ii) a certificate in the form of Exhibit H hereto showing Borrower's compliance with the covenants set forth in Section 6.11, 6.12, 6.13 and 6.14.

                  (b concurrently with the delivery of the financial statements referred to in Section 5.1(a), a copy of the projections by KTI of the operating budget and cash flow budget of KTI and its Subsidiaries for the three immediately succeeding, consecutive, fiscal years such projections to be accompanied by a certificate of a Responsible Officer of KTI to the effect that such projections have been prepared on the basis of assumptions deemed reasonable at the time of preparation and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (c within five days after the same are sent, copies of all financial statements and reports which KTI sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which KTI may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority [other regulators];

                  (d promptly, such additional financial and other information as the Agent from time to time reasonably may request.

            Section 5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Person constituting the Borrower or its Subsidiaries, as the case may be or except for immaterial amounts incurred in the ordinary course of business.

            Section 5.4 Conduct of Business and Maintenance of Existence. Continue to engage in businesses related to the businesses now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.4; comply with all Contractual Obligations and Requirements of Law except (without derogating from the immediately succeeding two sentences) to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect. Conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, from, or affecting the Property (i) in accordance with all Requirements of Law, and
(ii) in accordance with the orders and directives of all Governmental Authorities having or claiming jurisdiction, except where the failure to so comply could not be expected to have or would not have a Material Adverse Effect. Not cause or permit (or allow any tenant or subtenant to cause or permit) the Property, or any part thereof, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, other than in the ordinary course of their respective businesses in compliance with the Environmental and Safety Laws.

            Section 5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies (rated A or better by A.M. Best & Co.) insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability, product liability and business interruption) as is maintained by the Borrower on the date hereof; and furnish to the Agent proof reasonably satisfactory to the Agent of the annual renewal thereof (within 30 days of such renewal) and, upon written request, such other information as to the insurance carried as Agent may reasonably request.

            Section 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with prudent business practices and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent and each Lender during normal business hours and upon reasonable notice (unless an Event of Default has occurred and is continuing, in which case no such notice from the Agent or any Lender shall be required) to visit and inspect any of its properties, examine and make abstracts from any of its books and records and conduct asset/system reviews and/or appraisals (such asset/system reviews and appraisals to be at the Lenders' expense if no Default or Event of Default exists and otherwise at the Borrower's sole cost and expense; at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of any Person constituting the Borrower and its Subsidiaries with officers and employees of such Person and its Subsidiaries and with its independent certified public accountants.

            Section 5.7 Notices. Promptly give notice to the Agent of:

                  (a the occurrence of any Default or Event of Default of which the Borrower has knowledge;

                  (b any (i) default or event of default under any Contractual Obligation of any Person constituting the Borrower or any of its Subsidiaries or
(ii) litigation, investigation or proceeding which may exist at any time between any Person constituting the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                  (c any litigation or proceeding affecting any Person constituting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

                  (d the occurrence of any event having a Material Adverse
Effect.

            Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the relevant Person constituting the Borrower setting forth details of the occurrence referred to therein and stating what action such Person proposes to take with respect thereto.

            Section 5.8 ERISA Compliance. Comply with all the applicable provisions of ERISA now or hereafter in effect with respect to each of its Plans except where the failure to comply would not have a Material Adverse Effect. Notify the Lender of the following events, as soon as possible and in any event within thirty days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan; (ii) the occurrence of a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, (iii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or any Person constituting the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan (as such terms are defined in ERISA), (iv) the failure of any Person constituting the Borrower or any ERISA Affiliate to make a required installment under Section 412 (m) of the Code or any other payment required under Section 412 of the Code on or before the due date or (v) the adoption of an amendment with respect to a Plan so that any Person constituting the Borrower or any ERISA Affiliate is required to provide security to the Plan under Section 401(a)(29) of the Code, and in addition to such notice, deliver to the Lender a certificate signed by a Responsible Officer setting forth the details relating thereto, and the action that such Person and the ERISA Affiliate propose to take with respect thereto and when known, any action taken or threatened by the Internal Revenue Service or the PBGC, together wit a copy of any notice to the PBGC or the Internal Revenue Service or any notice delivered by the PBGC or the Internal Revenue Service.

            Section 5.9 MERC.

                  (a Unless, on or before December 31, 1998, either (x) (i) the Agent shall have received a written consent from the MERC Lenders under the Ing Facility in form and substance satisfactory to Agent and the Required Lenders and containing the Required Consent; together with a Partnership Pledge and Stock Pledge (collectively the "MERC Pledges") in form and substance satisfactory to Agent giving effect to a pledge by KTI Environmental Group Inc. (or any successor or successors to its interests as a limited and/or general partner in MERC) (KTI Environmental Group Inc. and/or such successor, hereinafter "KEG") of the limited and general partnership interests in MERC owned by KEG and a pledge of all the issued and outstanding Capital Stock of KEG, respectively and an opinion of counsel to the pledgors addressed to the Agent and Lenders addressing such issues with respect to such pledge as Agent may reasonably request, and (ii) the partnership agreement of MERC shall have been amended (the "MERC Amendment") on terms and conditions satisfactory to Agent and Required Lenders to permit Agent or any purchaser of partnership interests in MERC (pursuant to the MERC Pledges) to become a partner of MERC; or (y) the outstanding obligations of MERC to the MERC Lenders shall have been satisfied in full (and the commitment of the MERC Lenders and the letter of credit issued to Central Maine thereunder terminated) or refinanced on terms and conditions (including, without limitation, the Required Consent)satisfactory to the Agent and Required Lenders, the Agent shall have received the MERC Pledges (and related opinion) and the MERC Amendment shall have been effected; KTI shall within ninety (90) days after written demand of the Required Lenders, cause MERC to satisfy and terminate the Ing Facility and related letter of credit and refinance the same on terms and conditions (including, without limitation, the Required Consent (provided that references to MERC Lenders and Ing Facility therein shall be deemed to refer to the refinancing lenders) satisfactory to Agent and the Required Lenders; cause the MERC Pledges to be delivered and effect the MERC Amendment. As used herein "Required Consent" shall mean that (i) all of the Capital Stock of KEG may be pledged to the Agent for the benefit of the Lenders; (ii) the limited and general partnership interests of MERC may be pledged to Agent for the benefit of the Lenders, (iii) upon and during the continuance of an Event of Default, the Agent may foreclose upon and sell the limited partnership interests of MERC,(iv) upon and during the continuance of an Event of Default, with the prior written consent of the MERC Lenders which shall not be unreasonably withheld, the Agent may foreclose upon and sell the general partnership interests of MERC.

                  (b) It is agreed that, without affecting their obligations hereof, any one or more of the Lenders may (but shall not be required to) be a party to any refinancing referred to in Section 5.9(a).

            ARTICLE 6 NEGATIVE COVENANTS

            Each Person constituting the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Lender hereunder, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (except as to the Subsidiary Borrowers, the covenants set forth in Sections 6.11, 6.12,
6.13 and 6.14):

            Section 6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness in respect of the Loans, the Notes and other obligations of such Person constituting the Borrower under this Agreement;

                  (b) The Indebtedness listed on Schedule IX hereto, and renewals and refinancings thereof provided that such renewals or refinancings do not increase the outstanding principal amount of such Indebtedness and provided further that there is not at the time of such renewal or refinancing a continuing Event of Default;

                  (c) Indebtedness of any Person constituting the Borrower owing to another Person constituting the Borrower and Indebtedness of Timber Energy Resources, Inc. to any Person constituting the Borrower;

                  (d) Subordinated Debt;

                  (e) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof;

                  (f) Indebtedness not otherwise permitted by the terms hereof in an aggregate principal amount outstanding not exceeding $5,000,000 at any time for the period ending December 31, 1998 and not exceeding at any time in any subsequent calendar year the amount of Indebtedness outstanding at the end of the immediately preceding calendar year by more than $5,000,000; and

                  (g) Contingent Obligations in accordance with Section 6.3 of this Agreement.

            Section 6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, personal property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens securing Indebtedness permitted by Section 6.1(a),
(e) and (f); provided, that, in the case of Liens securing Indebtedness permitted by Section 6.1(f) such Liens shall not encumber any property not financed by such Indebtedness, and in the case of any Liens permitted by Section 6.1(e), such Liens shall not encumber any property not encumbered by such Lien at the time it was created, such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition, and any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

                  (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Person constituting the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the relevant Person constituting the Borrower or such Subsidiary; and

                  (g) Liens listed on Schedule X, provided that no such Lien is amended after the date of this Agreement to cover any additional property (real or personal) or to secure additional Indebtedness, and, provided further that within 30 days after the date any Lien which prohibits a Lien in favor of the Agent for the benefit of the Lenders is released, satisfied or otherwise discharged, in whole or in part, KTI or the relevant

Subsidiary Borrower or Timber Energy Resources, Inc., as the case may be, shall cause such Lien or partial release or discharge to be discharged of record or recorded, as the case may be, and shall grant a Lien to the Agent (for the benefit of the Agent and the Lenders) on the assets (other than Property) formerly subject to such released or discharged Lien pursuant to a Stock Pledge Agreement, Security Agreement or other instrument in each case in form and substance satisfactory to the Agent.

            Section 6.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except guarantees made in the ordinary course of its business by any Person constituting the Borrower of obligations of a Borrower or any of its Subsidiaries, performance bonds issued in the ordinary course of business and except Letter of Credit Reimbursement Obligations, provided, in any case those obligations are not otherwise prohibited under this Agreement.

            Section 6.4 Limitations on Fundamental Changes. Except as permitted by Section 6.6, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of KTI may be merged or consolidated with or into KTI (provided that KTI shall be the continuing or surviving corporation) or with or into any wholly owned Subsidiary of KTI which is a Subsidiary Borrower (provided that the Subsidiary Borrower shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist; and

                  (b) any wholly owned Subsidiary of KTI may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to KTI or any wholly-owned Subsidiary of KTI which is a Subsidiary Borrower; and

                  (c) sales of assets in accordance with Section 6.5 of this Agreement.

            Section 6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Capital Stock of any Person constituting the Borrower (other than KTI), receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) obsolete or worn out property disposed of in the ordinary course of business;

                  (b) the sale or other disposition of any property (other than inventory) provided, that, the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 3% of Consolidated Tangible Assets of KTI as at the beginning of such twelve-month period;

                  (c) the sale of inventory in the ordinary course of business;

                  (d) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection; and

                  (e) as otherwise contemplated by Section 6.4 of this Agreement.

            Section 6.6 Limitation on Investments, Loans and Advances. Make any Acquisition or otherwise purchase, hold or acquire beneficially any Capital Stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

                  (a) extensions of trade credit to customers in the ordinary course of business;

                  (b) Permitted Investments;

                  (c) capital contributions, loans and advances by any Person constituting the Borrower to Timber Energy Resources, Inc. or a Subsidiary Borrower which is organized under the laws of a State of the United States of America;

                  (d) in the case of any Acquisition where the following conditions are met at or prior to the time such Acquisition is made:

            (1) In the Case of an Acquisition of Capital Stock, (a) the Borrower or its Subsidiary, as the case may be, shall acquire, through a tender offer or otherwise, a sufficient number of shares of stock of the target (free and clear of all liens, encumbrances and restrictions) entitled to vote on a merger or other business combination to enable the Borrower or its Subsidiary, as the case may be, to consummate a merger of the target with or into the Borrower or a Subsidiary of Borrower; and (b) the Board of Directors of the target company shall have adopted (and not revoked) a resolution approving the proposed transaction;

            (2) In the case of an Acquisition of assets, the Borrower or its Subsidiary shall acquire, as a going concern, sufficient assets to conduct the business being acquired;

            (3) The transactions contemplated shall be in compliance with all regulations of the Board of Governors of the Federal Reserve System (including, without limitation Regulation U thereof), and in material compliance with all other laws and regulations of the United States of America (including, without limitation, the Hart-Scott-Rodino Act), any State thereof or subdivision of any such State and any other Governmental Authority (domestic or foreign);

            (4) There shall be no action, suit or proceeding challenging or seeking to enjoin the Acquisition;

            (5) The target shall be organized under the laws of the United States of America, any State thereof the District of Columbia, or Canada or if assets are acquired, the principal assets acquired shall be located in the continental United States of America, the States of Alaska or Hawaii or Canada.

            (6) No Default or Event of Default shall occur in giving effect to such Acquisition;

            (7) The Agent shall have received reliance letters from counsel to the acquiring Person with respect to any opinions issued in connection with such Acquisition permitting the Agent and Lenders to rely thereon as well as opinions of such counsel addressed to the Agent and Lenders with respect to the due authorization, execution and delivery by the acquiring Person of the documents related to the Acquisition, the enforceability thereof and such other matters (including, without limitation, those referred to in clause (4) above) as the Agent may reasonably request, and all such opinions shall be in form and substance satisfactory to the Agent;

            (8) The Capital Stock or assets acquired (and, in the case of the acquisition of Capital Stock, stock and other assets owned by the target or acquired indirectly in Subsidiaries of the target) and all rights of KTI or its Subsidiary under the documents related thereto are, simultaneously with the consummation of such Acquisition, pledged to the Agent (for the benefit of the Lenders) to secure repayment of the Obligations pursuant to one or more Pledge Agreements, Security Agreements or like instruments and, at the option of the Required Lenders, mortgages, deeds of trust or like instruments, in each case in form and substance reasonably satisfactory to the Agent;

            (9) Each Subsidiary consummating or resulting from an Acquisition shall (if not already a Subsidiary Borrower) become a party hereto by executing and delivering an Assumption Agreement to the Agent;

            (10) Plus, in the case of any Major Acquisition to be consummated at a cost equal to or greater than $10,000,000 (or its equivalent in other currencies, as reasonably determined by the Agent), the consent of the Required Lenders to such Acquisition has been obtained; and

            (11) Plus, in the case of each Major Acquisition, the Agent shall have received the Standard Information Package together with a valuation of the operating segments by business group of the target, in each case in form and substance acceptable to the Agent and a certificate from a Responsible Officer of KTI confirming, as of the date of such Acquisition compliance with
                  Section 6.11, 6.12, 6.13 and 6.14 on a pro forma basis for the twelve month period preceding such Acquisition and the twelve month period following (and after giving effect to) such Acquisition.

                  (e) loans and advances to employees or directors of any Person constituting the Borrower not to exceed $500,000 in aggregate principal amount outstanding at any time or $250,000 to any individual.

            Section 6.7 Limitation on Optional Payments and Modifications of Debt Instruments. Make any optional payment or prepayment on or optional redemption, defeasance or purchase of any Subordinated Debt or other Indebtedness other than the Obligations, or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon. It is agreed that partial retirement of the indebtedness of PERC owed with respect to the Fame Bond Indebtedness required to be made by PERC with respect to performance credits payable to local municipalities under certain waste disposal agreements, and elected to be applied to the acquisition of limited partnership interests in PERC through the retirement of Fame Bonds (whether by redemption, defeasance or purchase and cancellation) shall not be deemed to be "optional prepayments," "defeasance or purchase" of Indebtedness under this Section 6.7. As used in the preceding sentence "Fame Bond Indebtedness" shall mean all Indebtedness of PERC owing to the Finance Authority of Maine relating to the $30,040,000 Electric Rate Stabilization Revenue Refunding Bonds Series, 1998 A (Penobscot Energy Recovery Company, L.P.) and $14,950,000 Electric Rate Stabilization Revenue Refunding Bonds Series, 1998 B (Penobscot Energy Recovery Company, L.P.).

            Section 6.8 Transactions with Affiliates. Enter into any transaction following the Closing Date, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Person constituting the Borrower, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Permit any Inactive Subsidiary to engage in any business activity unless all of the Capital Stock of such Subsidiary has been pledged to the Agent for the benefit of the Lenders and such Subsidiary has executed and delivered a Security Agreement.

            Section 6.9 Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

            Section 6.10 Limitation on Conduct of Business. Enter into any business either directly or through any Subsidiary except for businesses in which KTI and its Subsidiaries are engaged on the date of this Agreement and business related to such existing businesses.

            Section 6.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters preceding any date of determination to be less than 2.40 to 1.00.

            Section 6.12 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters preceding any date of determination to be less


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

than 1.25 prior to December 31, 1998 or less than 2.00 thereafter.

            Section 6.13 Total Senior Funded Debt to Consolidated Adjusted EBITDA. Permit the ratio of Total Senior Funded Debt to Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters preceding any date of determination to be greater than:

                  (i)  4.5 to 1 through December 31, 1998;

                  (ii) 4.25 to 1.00 for the period from and including January 1, 1999 through June 30, 1999;

                  (iii) 4.00 to 1.00 for the period from and including July 1, 1999 through December 31, 1999;

                  (iv) 3.75 to 1.0 for periods ending on or after January 1, 2000.

            Section 6.14 Debt to Capitalization Ratio. Permit the ratio of (x) the sum of Total Senior Funded Debt plus Subordinated Debt (excluding, only for purposes of the calculation in this clause (x), up to $24,100,000 in aggregate principal amount of Subordinated Debt issued by KTI in redemption or conversion of its Series B Preferred Stock) to (y) the sum of Consolidated Equity plus Total Senior Funded Debt plus Subordinated Debt for the period of four consecutive fiscal quarters preceding any date of determination to be greater than:

                  (i) .60 for the period through June 30, 1999; or

                  (ii) .55 for periods ending on or after July 1, 1999.

            Section 6.15 Limitation on Dividends. Declare any dividends (other than dividends payable solely in common stock) on, or make any payment on account of, any shares of any class of stock, whether now or hereafter outstanding, or make any other distribution in respect thereof either directly or indirectly, whether in cash or property or in obligations, or make any payment on account of, or purchase or otherwise acquire, any securities of KTI from any Person, except KTI may issue Subordinated Debt in exchange for its outstanding Series B Preferred Stock pursuant to the terms thereof and prior to such exchange, Borrower may pay dividends on its currently outstanding Series B Preferred Stock, Borrower may pay dividends on Permitted Preferred Stock issued after the Closing Date so long as no Event of Default has occurred and is continuing or will be caused thereby; and except that Subsidiaries may pay dividends to and make other distributions to their immediate parents and/or KTI.


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

            Section 6.16 ERISA Obligations. Be or become obligated to the PBGC, in any material respect, other than in respect of annual premium payments.

            Section 6.17 Negative Pledges. Enter into any agreement or covenant with any Person which would prohibit the creation, granting or permitting to exist of any Lien on any asset; except pursuant to this Agreement or the other Loan Documents and except for contracts with municipalities and other Governmental Authorities that prohibit Liens on rights arising thereunder.

            ARTICLE 7 EVENTS OF DEFAULT

            Section 7.1 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Note or Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note or Reimbursement Obligation, or any other amount payable hereunder, within 5 days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Person constituting the Borrower or any other party to a Loan Document herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Person constituting the Borrower shall default in the observance or performance of any agreement contained in Article 6 (except, in the case of any such Person as to which MERC or PERC is a Subsidiary, where causing such compliance by MERC or PERC with any covenants in Article 6 would, based on the opinion of counsel to such Person, constitute a breach of its obligations to the other partners in MERC or PERC, as the case may be); or

                  (d) Any Person constituting the Borrower or any other Person party to a Loan Document shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in Sections 7.1(a), (b) or (c)) or any other Loan Document, and such default shall continue unremedied for a period of 30 days or any Event of Default (as defined therein) shall occur under any other Loan Document; or

                  (e) KTI or any of its Subsidiaries shall:

                        (1) default in any payment of principal of or interest
                  on any Indebtedness (other than the Notes or Reimbursement Obligations) or in the payment of any Contingent Obligation in either case in excess of $250,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or

                        (2) default in the observance or performance of any
                  other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (f) (1) KTI or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or KTI or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against KTI or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against KTI or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) KTI or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) KTI or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) One or more judgments or decrees shall be entered against KTI or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) (i) Any Reportable Event, which the Required Lenders determine in good faith (which determination shall be final and conclusive) constitutes grounds for the termination of any Plan or Plans by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing thirty (30) days after written or telegraphic or telephonic notice to such effect shall have been given to the Borrower by the Lender; or (ii) a decision shall have been made by the Board of Directors (or any committee thereof), any authorized officer or other employee of any Person constituting the Borrower, or any trustee or trustees of any Plan or Plans to terminate any Plan or Plans or to file a termination notice with respect to any Plan or Plans; or (iii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans, or any Plan or Plans shall be terminated; or (iv) PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans; or (v) any Person constituting the Borrower or any ERISA Affiliate shall fail with respect to any Plan or Plans to meet the minimum funding standards established in the Code, or shall obtain a waiver of such minimum funding standards; or (vi) any Person constituting the Borrower or any ERISA Affiliate shall completely or partially withdraw from a Plan; or (vii) any Person constituting the Borrower or any ERISA Affiliate shall make a decision to cease operations at a facility or facilities where such cessation would result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan; where in the case of any one or more of the events described in the preceding clauses (i) through
(vii) the aggregate outstanding amount of unfunded vested liabilities under such Plan if a single employer plan (including unfunded vested liabilities which arise or might arise as a result of the termination of or withdrawal from such
Plan) or the allocable portion of such outstanding unfunded vested liabilities under a Multiemployer Plan shall exceed (either singly or in the aggregate in the case of any such liability arising out of one or more of the events described in the preceding clauses (i) through (vii) under more than one such
Plan)one percent (1%) of the Consolidated Tangible Net Worth of KTI and shall in good faith be determined by the Required Lenders (which determination shall be final and conclusive) to have a Material Adverse Effect; or

                  (i) a Change in Control shall occur; or

                  (j) Martin Sergi shall cease to be an officer and member of the senior management of KTI unless such event shall occur as a result of his death or disability;

                  (k) Any Subsidiary of any Person constituting the Borrower (other than a Subsidiary which is a Subsidiary Borrower) shall fail to take any action which such Person has covenanted to cause such Subsidiary to take or shall take any action which such Person has covenanted to cause such Subsidiary not to take (without, for purposes of this subparagraph 7.1(k), giving effect to the parenthetical exception to Section 7.1(c));

then, and in any such event, (A) if such event is an Event of Default specified in clause (1) or (2) of Section 7.1(f) above with respect to any Person constituting the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, any one or more of the following actions may be taken: (i) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders), by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders), by written notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders but subject to the provisions of Article 8), proceed to enforce the rights and remedies of the Secured Party under the Security Documents.

            After the occurrence of an Event of Default, the Borrower shall, on demand of the Agent, post cash collateral with the Agent to secure repayment of the Letter of Credit Outstandings in an amount equal to the outstanding amount thereof.

            Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            ARTICLE 8 THE AGENT

            Section 8.1 Actions. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the other Loan Documents and any other related instruments and, in the absence of other written instructions from the Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the provisions of this Section 8.1, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents and any other related instruments, including, without limitation, the reimbursement of the Agent for all reasonable out-of-pocket expenses (including, without limitation, syndication costs and attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the obligations of the Borrower or any Lender under this Agreement, under any of the other Loan Documents or any other related instruments, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgements, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other related instruments, or to prosecute or defend any suit in respect of this Agreement or any such instrument, unless indemnified to its satisfaction by the Lenders against costs, liability, and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent may delegate its duties hereunder to affiliates, agents or attorneys-in-fact selected in good faith by the Agent. Each Lender's obligation to indemnify the Agent as set forth above shall be unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Agent, any other Lender, the Borrower, any Subsidiary or any other Person.

            Section 8.2 Exculpation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its directors, officers, employees, or agents (collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the other Loan Documents or any other related instrument, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent or any Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement, the other Loan Documents or any other related instruments, nor shall the Agent or any Related Parties be obligated to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement, the Agent is permitted or required to take or grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under this Agreement or any of the other Loan Documents until it has received instructions from the Required Lenders. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with instructions from the (i) Required Lenders, or (ii) all of the Lenders to the extent required hereunder.

            Section 8.3 Successor. The Agent may resign as such at any time upon at least ten days' prior notice to the Borrower and all Lenders, and the Agent may be removed at any time by written notice from the Required Lenders. If the Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Agent provided such appointment is consented to by KTI (which consent shall not be unreasonably withheld). If the Required Lenders do not make such appointment within thirty days, the resigning or removed Agent shall appoint a new Agent from among the Lenders or, if no Lender accepts such appointment, from among commercial banking institutions or trust institutions generally; provided such successor agent shall be a domestic commercial bank having a combined capital and surplus in excess of $500,000,000. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon become the Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request, and the resigning or removed Agent shall
(i) be discharged from its


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

duties and obligations under this Agreement and the other related instruments and (ii) entitled to the continued benefit of this Article 8 with respect to all actions taken by it prior to its removal or resignation.

            Section 8.4 Credit Decisions. Each Lender represents and acknowledges to the Agent that it has, independently of the Agent and each other Lender, and based on the financial information referred to in this Agreement and the other Loan Documents and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter into this Agreement. Each Lender also acknowledges that it will, independently of the Agent and each Lender, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Loan Documents or any other related instruments.

            Section 8.5 Notices, etc. from Agent. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower or by the Agent to the Borrower pursuant to the terms of this Agreement. The Agent will promptly distribute to each Lender each instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

            Section 8.6 Security Documents. Each Lender hereby authorizes the Agent to enter into the Security Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the collateral granted for the benefit of the Lenders pursuant to any of the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms of the Security Documents.

            ARTICLE 9 ASSIGNMENTS/PARTICIPATIONS

            Section 9.1 Purchasing Lender. (a) Each Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time may sell, assign and delegate to any Affiliate of such Lender and/or, with the consent of the Agent and KTI (which in each case shall not be unreasonably withheld or delayed and provided that KeyBank shall not require KTI's consent with respect to any Purchasing Lender previously acknowledged by KTI to KeyBank to be acceptable to it), to one or more additional banks or financial institutions (each, a "Purchasing Lender"), subject to minimum holding level for each Lender of $10,000,000, such Lender's rights and obligations under this Agreement, the Notes and the other Loan Documents (provided, that any such sale, assignment and delegation shall be made with respect to each Loan, participation in Letter of Credit Outstandings and Commitment of such Lender hereunder) pursuant to an agreement ("Assignment and Acceptance"), executed by the Purchasing Lender, and such Lender. Such Assignment and Acceptance shall specify an effective date which is not less than five Business Days after the date of execution thereof. Upon such execution, delivery, and acceptance, from and after the effective date determined pursuant to such Assignment and Acceptance and payment by the assigning Lender of a $2,500 administration fee to the Agent with respect to each Purchasing Lender party to such Assignment and Acceptance, (A) the Purchasing Lender thereunder shall be a party hereto and, to the extent of the Commitments assigned and Loans sold pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein (including, without limitation, (x) the right to approve or disapprove of actions which, in accordance with the terms hereof, require the approval of the Required Lenders or all Lenders, as the case may be, and (y) the obligation to make Loans and purchase participations in each Letter of Credit), and (B) the assigning Lender thereunder shall, to the extent of the Commitments assigned pursuant to such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender under this Agreement and the Notes. On or prior to the effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the assigning Lender and Purchasing Lender in exchange for the surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Purchasing Lender in an amount equal to the

Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and otherwise shall be in the form of the Note or Notes replaced thereby. The Note or Notes surrendered by the assigning Lender shall be returned to the Borrower marked "replaced." The assigning Lender shall provide the Agent with a copy of each Assignment and Acceptance.

                  (b) If, pursuant to this Agreement, any interest in this Agreement or any other Loan Documents is assigned to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either Form 4224 or Form 1001 (Ownership Exemption or Reduced Rate Certificate) or any successor forms (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide (so long as it may lawfully do so) the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 or any successor forms upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Any foreign lender that fails to comply may not claim any recovery from Borrower for withholding taxes.

            Section 9.2 Participations. The Lenders may grant participations in any part of the Loans or Revolving Credit Notes or their obligations with respect to Letters of Credit to any of their affiliates or to any other commercial bank or other financial institution; provided, however, that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such selling Lender shall remain solely responsible for the performance of such obligations and (3) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with all rights and obligations under this Agreement. Any agreement pursuant to which a selling Lender may grant a participation may provide that such Lender will not agree to any amendment or waiver expressed in clause A through D or G of Section 10.1(a) of this Agreement without the consent of the participant, but shall not require any Lender to take or omit to take any other action hereunder.

            Section 9.3 Disclosure of Information. Each Person constituting the Borrower authorizes the Lenders to disclose to any Purchasing Lender, any prospective Purchasing Lender and any participant or prospective participant any and all information relating to each Person constituting the Borrower and its Affiliates which has been furnished to the Agent and the Lenders by or on behalf of each Person constituting the Borrower; provided that any such recipient agrees to keep any information relating to any Person constituting the Borrower received hereunder confidential except as may be required by any Requirement of Law.

            Section 9.4 Pledges to Federal Reserve Bank. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

            ARTICLE 10 MISCELLANEOUS

            Section 10.1 Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement, or any of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent, unless in writing and signed by all the Lenders, shall do any of the following: (A) waive any of the conditions specified in Section 4.1 (though the Agent alone may defer the fulfillment of such conditions until the date of the applicable borrowing), (B) increase the amount or extend the term of the Commitments of the Lenders or subject the Lenders to any additional obligations, (C) reduce the principal of, or interest on, the Loans, the Reimbursement Obligations or any of the Notes, or reduce any fees payable hereunder, (D) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans, the Reimbursement Obligations or any of the Notes, as the case may be, or fees payable hereunder, (E) change any of the components which shall be required for the Lenders or any Lender to take any action hereunder, (i.e., the Percentage of the Commitments, or the aggregate unpaid principal amount of the Loans, or the number of Lenders), (F) amend or terminate any Security Document, or (G) amend this Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders hereinabove required to take such action, affect the rights or duties of the Agent under this Agreement. Without derogating from the foregoing, no amendment to this Agreement shall be effective unless signed by each Person constituting the Borrower.

                  (b) The liability of each Person constituting the Borrower hereunder shall be absolute and unconditional irrespective of:

                        (1) any change in the time, manner, or place of payment or in any other term of, or any other amendment or waiver of, or any consent to departure from any of the Loan Agreement, any of the Loan Documents or any Obligations;

                        (2) any change in the name, capital stock, Certificate of Incorporation or by-laws, as the case may be, of any Person constituting the Borrower;

                        (3) the insolvency of, or the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting any Person constituting the Borrower or any of their respective assets; or

                        (4) any other circumstance or claim which might otherwise constitute a defense available to, or a discharge of, any Person constituting the Borrower in respect of the Obligations.

                  (c) No payment made by any Person constituting the Borrower, or received or collected by the Agent or any of the Lenders, from any Person constituting the Borrower by virtue of any action or proceeding or set-off or application at any time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of any Person constituting the Borrower under the Loan Documents. Notwithstanding any such payments received or collected by the Agent or any of the Lenders in connection with the Obligations, each Person constituting the Borrower shall remain liable for the Obligations until all Obligations are paid in full. The joint and several obligation of each Person constituting the Borrower shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any Person constituting the Borrower or otherwise, all as though such payment had not been made.

                  (d) The obligations and liabilities of each Person constituting the Borrower hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or Lenders in connection with any monies or credit advanced by the Agent or Lenders to any Person constituting the Borrower or any security therefor, including, without limitation, any loss of, or in respect of, any security received by the Agent or any of the Lenders from any Person constituting the Borrower. It is agreed that the Lenders and/or the Agent, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Person constituting the Borrower hereunder, may, without limiting the generality of the foregoing:

                  (A) grant time, renewals, extensions, indulgences, releases and discharges to any Person constituting the Borrower;

                  (B) take or abstain from taking security or collateral for the
            Obligations or from perfecting security or collateral for the Obligations;

                  (C) release, discharge, compromise or otherwise deal with
            (with or without consideration) any and all collateral, mortgages, indemnities, guaranties or other security given by any Person constituting the Borrower with respect to the Obligations;

                  (D) accept compromises from any Person constituting the
            Borrower;

                  (E) after an Event of Default, apply all monies at any time received from any Person constituting the Borrower or from any guaranties, indemnities or any collateral upon such part of the Obligations as the Lenders and/or Agent may see fit or change any such application in whole or in part from time to time as the Agent or such Lenders may see fit; or

                  (F) otherwise deal with each Person constituting the Borrower and all other Persons and collateral as the Lenders and/or Agent may see fit;

                  (e) neither the Agent nor any of the Lenders shall be bound or obligated to exhaust recourse against any Person constituting the Borrower or other Persons or any security, guarantee, indemnity, mortgage or collateral it may hold or take any other action before being entitled to payment from each Person constituting the Borrower hereunder and each Person constituting the Borrower hereby waives any requirement that would otherwise compel the Agent or the Lenders to do any of the foregoing.

            Section 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, three Business Days after deposited in the mails by certified mail, return receipt requested, postage prepaid, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

If to the Borrower:

            KTI, Inc.
            7000 Boulevard East
            Guttenberg, New Jersey 07093
            Attention: President
            Phone: (201) 854-7777
            Fax:   (201) 854-1771


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

If to the Agent:

            KeyBank National Association
            66 South Pearl Street
            Albany, New York 12207-1501

            Attention: Richard C. Van Auken
            Phone: 518-486-8181
            Fax: 518-487-4285

If to any Lender: to its address and telephone and telecopy numbers as such Lender shall specify to the Agent, the Borrower and the other Lenders in accordance with the provisions of this Section 10.2 provided that any notice, demand or request to or upon the Agent pursuant to
Section 2.3 or Section 2.7 may be given to the Agent by telephone, provided that the Borrower immediately follows such telephone instructions with a delivery of written notice received by the Agent prior to the extension of Credit requested by one of the methods of delivery otherwise authorized herein; and provided further any notice, request or demand to or upon the Agent pursuant to Section 2.3, Section 2.5, Section 2.7 or Section 2.15 shall not be effective until received. Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection. Any notice to the Borrower or given by the Borrower shall be binding upon, and deemed received or given by, all Persons constituting the Borrower if given by any Person constituting the Borrower (in the case of notices from the Borrower) or delivered to any Person constituting the Borrower at the address set forth herein (or such other address noticed to the Lender as provided herein) and no separate notice to or by any other Person constituting the Borrower shall be necessary for the binding effect or deemed receipt of a notice to or by the Borrower.

            Section 10.3 No Waiver; Cumulative Remedies.

            Each party hereto agrees that, except as instructed by the Required Lenders, the Agent (on behalf of the Lenders) shall have no obligation to proceed against any Person constituting the Borrower or under any of the Security Documents in any particular order. Each party hereto further agrees:

                  (a) No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

                  (b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  (c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            Section 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

            Section 10.5 Payment of Expenses and Taxes. The Borrower agrees jointly and severally:

                  (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of, and any proposed or effective amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent;

                  (b) to pay or reimburse the Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred by each of them in connection with the enforcement or preservation of any rights under this Agreement, the Notes or the other Loan Documents including, without limitation, reasonable fees and disbursements of counsel to the Agent and each Lender;

                  (c) to pay, indemnify, and hold the Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes or the other Loan Documents; and

                  (d) to indemnify, exonerate and hold the Agent, each Lender, each Affiliate of the Agent, each Affiliate of each Lender, and each of their respective officers, directors, employees, and agents (herein collectively called the "Indemnified Parties" and individually called an "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith

(irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including, without limitation, reasonable attorneys' fees and disbursements and allocated costs of staff counsel (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (ii) any investigation, litigation, or proceeding related to any acquisition (or Acquisition) or proposed acquisition (or proposed Acquisition) by KTI or any of its Subsidiaries of all or any portion of the stock (or other equity interests in) or the assets of any Person, regardless of whether any Indemnified Party is a party thereto; or

                  (iii) any Environmental Liabilities;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party which a court of competent jurisdiction shall have determined in a final proceeding to have arisen by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

            The agreements in this Section shall survive repayment of the Notes and Obligations and all other amounts payable hereunder.

            Section 10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns, except that no Person constituting the Borrower may assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Lenders.

            Section 10.7 Set-off/Sharing.

                  (a) In addition to any rights and remedies of the Agent and Lenders provided by law, each Lender shall have the right, without prior notice to any Person constituting the Borrower, any such notice being expressly waived by each Person constituting the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Person constituting the Borrower hereunder or under the Notes or the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency of such Lender to or for the credit or the account of any Person constituting the Borrower. Each Lender agrees promptly to notify the Borrower and Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  (b) Each of the Lenders agree among themselves that with respect to all amounts received by them which are applicable to the payment or satisfaction of all or part of the Loans or Reimbursement Obligations, interest thereon, any fees or any other amount payable hereunder or under the other Loan Documents, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders in proportion to their respective Percentages, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or by the enforcement of their rights hereunder or under the other Loan Documents.

                  (c) If any Lender shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment or reduction of a proportion of the aggregate amount of the Loans or interest thereon due to such Lender, or any other amount payable hereunder, as the case may be, which is greater than the proportion received by any other Lender or Lenders in respect to the aggregate amount of any Loan or Reimbursement Obligation and interest thereon due such Lender, or with respect to any other amount payable hereunder, that Lender receiving such proportionately greater payment shall notify the other Lenders and the Agent of such receipt and purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such excess payment) in the Loans and Reimbursement Obligations held by the other Lender or Lenders so that all such recoveries of principal and interest with respect to the Loans shall be proportionate to each Lender's respective Percentage; provided that if all or part of such proportionately greater payment received by such purchasing

Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to the purchasing Lender to the extent of such recovery, but without interest.

                  (d) The Borrower expressly consents to the arrangements described in this Section 10.7.

            Section 10.8 Usury Laws. This Agreement and the other Loan Documents are each subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due under any of the Loan Documents at a rate which could subject the obligee under any Loan Documents to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by the law of the jurisdiction stated to govern such Contractual Obligation to contract or agree to pay. If by the terms of this Loan Agreement or any of the Loan Documents, the Borrower is at any time required or obligated to pay interest on any amounts due on any of the Loan Documents at a rate in excess of such maximum rate, the rate of interest under such Loan Document shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate (provided, however, that the total amount of such interest shall be amortized, prorated and allocated over the period commencing from the date hereof until payment in full of all of the Obligations). Notwithstanding the foregoing, it is agreed the fees and interest to be paid pursuant hereto were set with reference to New York General Obligations Law Section 5501.6.b.

            Section 10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            Section 10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.11 Integration. This Agreement represents the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents, except as between the Agent and KTI, the Fee Letter and those provisions of the Commitment Letter dated May 21, 1998 relating to syndication which are stated to survive the execution of the Loan Documents.

            Section 10.12 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This choice of law is made pursuant to General Obligations Law Section 5-1401.

            Section 10.13 Submission To Jurisdiction; Waivers. Each Person constituting the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement and the other Loan Documents to which it is a party, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgement in respect thereof, to the nonexclusive jurisdiction of any court of the State of New York or any federal court sitting in the City and State of New York;

                  (b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in Section 10.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

                  (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection and waives any claim to, and agrees that neither the Agent nor any Lender shall have any liability for, any special, indirect, consequential or punitive damages in any action or proceeding arising out of or related to this Agreement or any other Loan Document.

This consent to jurisdiction is made pursuant to New York General Obligations Law Section 5-1402.

            Section 10.14 Headings; Table of Contents. The Section and other headings contained in this Agreement and the Table of Contents which precedes this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect.

            Section 10.15 Acknowledgments. Each Person constituting the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship to any Person constituting the Borrower, and the relationship between the Agent and the Lenders, on one hand, and each Person constituting the Borrower, on the other hand, is solely that of debtor and creditor; and

                  (c) no joint venture exists among any Person constituting the Borrower, the Agent or any Lender.

            Section 10.16 Judgement Currency/Withholding Tax.

                  (a) If for the purposes of obtaining a judgment in any court with respect to any obligation of any Person constituting the Borrower under this Agreement, the Notes or any other instrument or agreement executed and delivered by the Borrower in connection therewith it becomes necessary to convert into any other currency any amount in Dollars due thereunder, then such conversion shall be made at the buying spot rate of exchange for freely transferable Dollars at the close of business on the day before the day on which the judgment is given at the place where such court is located. If there is a change in such rate of exchange prevailing between the day before the day on which the judgment is given and the date of the payment thereof, the Borrower agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on such date is the amount in such other currency which, when converted at such rate of exchange in effect on the date of payment, is the amount then due in Dollars. Any amount due under this Section 10.16 will be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sums due under or in respect of this Agreement, the Notes or any other instrument or agreement executed and delivered by the Borrower in connection therewith. In no event, however, shall the Borrower be required to pay more Dollars at such rate of exchange when payment is made than the amount of Dollars stated to be due.

                  (b) If any payment of the Obligations by any Subsidiary Borrower which is organized or located in a jurisdiction outside the United States of America is subject in such jurisdiction to any withholding or other tax, levy, impost, charge fee, duty or deduction of any kind whatsoever (each, a "Foreign Tax"), the Borrower shall pay to the Agent or Lender, as the case may be, such additional amounts as will result in a net payment to the Agent or such Lender equal to the amount such payee would have received had no such Foreign Tax been imposed.

            Section 10.17 Waivers of Jury Trial. EACH PERSON CONSTITUTING THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    Borrowers:
                                    ----------
                                    KTI, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    MANNER RESINS, INC.


                                    By: /s/ Robert E. Wetzel
                                        --------------------
                                        Name:  Robert E. Wetzel
                                        Title: Senior Vice President

                                    POWER SHIP TRANSPORT, INC.


                                    By: /s/ Robert E. Wetzel
                                        --------------------
                                        Name:  Robert E. Wetzel
                                        Title: Senior Vice President

                                    KTI SPECIALTY WASTE SERVICES, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    TOTAL WASTE MANAGEMENT
                                    CORPORATION

                                    By: /s/ Robert E. Wetzel
                                        --------------------
                                        Name:  Robert E. Wetzel
                                        Title: Senior Vice President

                                    KTI TRANSPORTATION SERVICES, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI ASH RECYCLING, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI ASH RECYCLING OF NEW ENGLAND,
                                    LTD.

                                    By:  KTI Specialty Waste Services,
                                           Inc., general partner


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI ENVIRONMENTAL GROUP, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    PERC, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    PERC MANAGEMENT COMPANY LIMITED
                                    PARTNERSHIP

                                    By: PERC, Inc., sole general partner


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    MULTITRADE GROUP, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    MULTITRADE OF MARTINSVILLE, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI RECYCLING, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI RECYCLING OF ILLINOIS, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI RECYCLING OF NEW ENGLAND, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    VEL-A-TRAN RECYCLING, INC.

                                    By: /s/ Robert E. Wetzel
                                        --------------------
                                        Name:  Robert E. Wetzel
                                        Title: Senior Vice President

                                    KTI RECYCLING OF NEW JERSEY, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    DATA DESTRUCTION SERVICES, INC.


                                    By: /s/ Robert E. Wetzel
                                        --------------------
                                        Name:  Robert E. Wetzel
                                        Title: Senior Vice President

                                    KTI BIO FUELS, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    KTI OPERATIONS, INC.


                                    By: /s/ Martin J. Sergi
                                        -------------------
                                        Name:  Martin J. Sergi
                                        Title: President

                                    Lenders:

                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/ Richard C. Van Auken
                                        ------------------------
                                        Name:  Richard C. Van Auken
                                        Title: Senior Banker

                                    Agent:

                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/ Richard C. Van Auken
                                        ------------------------
                                        Name:  Richard C. Van Auken
                                        Title: Senior Banker